Exhibit B.1


Registered No. 3096772










The Companies Act 1985

Company Limited by Shares



ARTICLES OF ASSOCIATION

Of

National Grid Holdings Limited


Registered No. 309772




The Companies Act 1985

Company Limited by Shares




MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

Of


National Grid Holdings Limited




Note: Incorporated as Intercede 1146 Limited on 31st August 1995;
Name changed to NGG Limited on 26th October 1995;
and then to National Grid Holdings Limited on 25th March 1999.

























CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3096772




The Registrar of Companies for England and Wales hereby certifies that

NGG LIMITED

having by special resolution changed its name, is now incorporated under the name of

NATIONAL GRID HOLDINGS LIMITED

Given at Companies House, London, the 25th March 1999


						s/ N. Richards

						Mr. N. Richards


For The Registrar Of Companies












CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3096772




The Registrar of Companies for England and Wales hereby certifies that

INTERCEDE 1146 LIMITED

having by special resolution changed its name, is now incorporated under the name of

NGG LIMITED

Given at Companies House, London, the 26th October 1995




						s/ L. Mills

						Mrs. L. Mills

For The Registrar Of Companies




CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY


Company No. 3096772




The Registrar of Companies for England and Wales hereby certifies that

INTERCEDE 1146 LIMITED



is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.




Given at Companies House, Cardiff, the 31st August 1995





						S/ M. Lewis

						M. Lewis


For The Registrar Of Companies









Registered Number: 3096772

THE COMPANIES ACTS
NATIONAL GRID HOLDINGS LIMITED
(the "Company")
PRIVATE COMPANY LIMITED BY SHARES

-----------------------------------------

RESOLUTIONS IN WRITING

------------------------------------------


In accordance with Regulation 53 of Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended) as incorporated in the Company's Articles of Association, we, all the members of the Company who would, at the date of this resolution have been entitled to vote upon it if it had been proposed at a general meeting at which we were present HEREBY RESOLVE in writing as follows:

ORDINARY RESOLUTION

1.  	THAT:

1.1.	the authorised share capital of the Company by increased from GBP
100,000,000 divided into 100,000,000 ordinary shared of GBP 1 each to GBP 100,001,000 by the creation of 1,000 "A" shares of GBP 1, such shares to have the rights and to be subject to the restrictions set out in the new Articles of Association of the Company to be adopted pursuant to Resolution 2;

1.2	the sum of the GBP 1,000 being part of the amount standing to the credit of the Company's profit and loss account be capitalised and the Directors be authorised to appropriate the said sum of GBP 1,000 as capital to The National Grid Group plc ("NGG"), such sum to be applied in paying up in full 1,000 A shares and that such A shares by allotted and issued to NGG credited as fully paid.


SPECIAL RESOLUTION

2.	THAT the regulations contained in the document attached (for the purpose of identification marked "A") be approved and adopted as the Articles of Association of the Company in substitution for and to the exclusion of the existing Articles of Association of the Company.











Date: 20 January 2000







____________________________		________________________
As authorised representative 	As authorised
for and on behalf of The 	representative for and
National Grid Group plc	on behalf of NGC Nominees













Registered Number:	3096772



NATIONAL GRID HOLDINGS LIMITED

Written Resolution of the Members




Pursuant to Regulation 53 of Table A of the Companies Act 1985 being incorporated as part of the Articles of Association of the Company we, the undersigned, being all the members of the Company entitled to receive notice of and to attend and vote at general meetings HEREBY RESOLVE with the intent that the following resolutions shall have effect as an Ordinary Resolution and a Special Resolution respectively:

ORDINARY RESOLUTION

1.	THAT:

(i)	the authorised share capital of the Company be and is hereby increased from GBP 100 to GBP 100,000,000 by the creation of 99,999,900 ordinary shares of GBP 1 each, such shares having the rights and being subject to the restrictions set out in the Articles of Association of the Company;

(ii)	the Directors be and they are hereby generally and
unconditionally authorised in accordance with Section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities in the capital of the Company provided that

(a)	the maximum aggregate nominal amount of relevant
securities that may be allotted under this authority shall be GBP 99,999,998;

(b)	the date on which this authority shall expire shall
(unless previously revoked, varied or renewed) be 30
June 1999;

(c)	for the purpose of this paragraph of this resolution
words and expressions defined in the said Section 80 shall bear the same meaning herein


SPECIAL RESOLUTION
-------------------

2.  	THAT subject to the passing of the resolution numbered 1 above the directors be and they are hereby empowered pursuant to
section 95 of the Companies Act 1985 (in this resolution referred to as the "Act") to allot equity securities (as defined in
Section 94 of the Act) for cash pursuant to the general authority conferred on them for the purposes of section 80 of the Act by resolution numbered 1 above as if section 89(1) of the Act did not apply to any such allotment provided that this power shall be limited to the allotment for case of equity securities having a nominal amount not exceeding in aggregate the sum of GBP
99,999,998 and this power shall (unless renewed, varied or revoked by the Company) expire on 30 June 1999 save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such offer or agreement as if this power had not expired.



Dated: 25 March 1999







________________________				___________________
D C Forward							D C Forward
Assistant Secretary					Director
For and on behalf of					For and on behalf of
The National Grid Company plc				NGC Nominees
Limited




Registered No. 3096772









The Companies Act 1985

Company Limited by Shares





MEMORANDUM OF ASSOCIATION

of

National Grid Holdings Limited



























The Companies Act 1985

Company Limited Shares


MEMORANDUM OF ASSOCIATION

of

National Grid Holding Limited


1. The Company's name is "National Grid Holdings Limited"**

2. The Company's registered office is to be situated in England and Wales.

3. The Company's objects are:

3.1	to carry on all or any of the following businesses:
representatives, agents, factors, distributors, importers, exporters, manufacturers and wholesale and retail dealers for or on behalf of any company or as principals in and about every kind of marketable product, process, materials and services of whatever description, and for these purposes to negotiate and handle contracts and agreements of all kinds, to act as representatives and agents of and for any individual, company, firm, associations, authority, organisation or other body in any part of the world and for any purpose whatever, to tender for and to place contracts, investments and other rights, to act for and to provide all kinds of services, agencies and consultancies to all or any parties or prospective parties to any contract or other agreement, and to carry on business as advertising and publicity agents, sales promoters, marketing and market research specialists, direct selling and mail order specialists, exhibition and display contractors and promoters, merchandising agents, warehousers, storers, packers, customs house brokers, shipping and forwarding agents, clearing agents, wharfingers, insurance brokers, carriers, hauliers and providers of all kinds of facilities in connection with or ancillary to any of the above businesses;

3.2	to employ the funds of the Company in the development and
expansion of the business of the Company and all or any of its subsidiary or associated companies an din any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or in any other industry ancillary thereto or in any business which can conveniently be carried on in connection therewith.
3.3	to co-ordinate the administration, policies, management,
supervising, control, research, development, planning, manufacture, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith and either without remuneration or on such terms as to remuneration as may be agreed;

3.4	to guarantee the payment of dividends on any shares in the
capital of any of the corporations, companies or associations in which the Company has or may at any time have an interest, an to become surety in respect of, endorse, or otherwise guarantee the payment of, the principal of or interest on any shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, bills of exchange or evidence of indebtedness issued or created by any such corporations, companies or associations;

3.5	to become surety for or guarantee the carrying out and
performance of, any and all contracts, leases and obligations of every kind, of any corporation, company or association, any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, acceptances, bills of exchange or evidence of indebtedness, are at any time held by or for the Company, or in which the Company is interested or with which it is associated, and to do any acts or things designed to protect preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidence of indebtedness.

3.6	to organise, incorporate, reorganise, finance, aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships, associations and firms of all kinds and to underwrite or guarantee the subscription of, shares, stocks debentures, debenture stock, bonds, loans, obligations, securities or notes of any kind, and to make and carry into effect arrangement for the issue, underwriting, resale, exchange or distribution thereof;

3.7	to carry on the business of land and property developers of every and any description and to acquire by purchase, lease, concession, grant, licence or otherwise such lands, buildings, leases underleases, right privileges, stocks, shares and debenture in public or private companies, corporate or unicorporate, policies of insurance and other such property as the Company may deem fit and shall acquire the same for the purposes of investment and development and with a view to receiving the income therefrom; and to enter into any contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine, on a commission or fee basis or otherwise and to carry on any other trade or business, whatever, of a like and similar nature;

3.8	to carry on all kinds of promotion business and, in particular, to form constitute, float, lend money to , assist, manage and control any companies, associations, or undertakings whatsoever and to market, advertise or promote goods, services, material
(tangible or intangible) or any other thing whatsoever;

3.9	to vary the investments and holdings of the Company as may from time to time be deemed desirable;

3.10	to act as trustee of any kind including trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any trust or trust business (including the business of acting as trustee under wills and settlements), and to do anything that may be necessary or assist in the obtaining of any benefit under the estate of an individual, and also to undertake the office of executor, administrator, secretary, treasurer or registrar or to become manager of any business, and to keep any register or undertake any registration duties, whether in relation to securities or otherwise;

3.11	to provide technical, cultural, artistic, educational,
entertainment or business material, facilities information or services and to carry on any business involving any such provision;

3.12	to carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaries, wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, trustees, brokers or agents for any company;

3.13	to manufacture, develop, process, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances, articles, services and material (tangible or intangible) of any kind which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require;

3.14	to provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind;

3.15	to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding of the Company;

3.16	to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out and comply with the same;

3.17	to purchase, take on lease or in exchange, hire, renew, or
otherwise acquire and hold for any estate or interest, and to sell, let, grant licences, easements, options and other rights over or otherwise deal with or dispose of, in whole or in part, any lands, buildings, machinery, rights, stock-in-trade, business concerns, choses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any consideration and to construct, equip, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business and in each case for any consideration (including in particular but without detracting from the generality of the foregoing for any securities or for a share of profit or a royalty or other periodical or deferred payment);

3.18	to enter into partnership or any other arrangement for sharing profits or joint venture or co-operation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidise or otherwise assist any such company;

3.19	to invest money of the Company (or any of it subsidiaries) in any investments and to hold, sell, or otherwise deal with investments or currencies or other financial assets and to carry on the business of an investment company;

3.20	to lend or advance money or otherwise give credit or provide financial accommodation to any company with or without security and to deposit money with any company and to carry on the business of a banking, finance or insurance company;

3.21	for any reason whatsoever to mortgage, charge, pledge or
otherwise secure, either with or without the Company receiving any consideration or advantage, all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company and to guarantee, indemnify or otherwise support or secure, wither with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company or by any or all such methods or by any other means whatsoever, the liabilities and obligations of any person, firm or company including but not limited to any company which is for the time being the holding company or a subsidiary undertaking (both as defined in the Companies Act 1986 as amended) of the Company or of the Company's holding company as so defined;

3.22	to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company or any other company and in particular by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of securities of any description;

3.23	to undertake interest rate and currency swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind and all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling, any other currencies, basket or currencies including but no limited to European Currency Units
(as the same may form time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind they may be undertaken by the Company on a speculative basis or otherwise;

3.24	to undertake any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of theses transactions) or combination of these transactions and whether for the purposes of risk management, on a speculative basis or otherwise;

3.25	to draw, make, accept, indorse, discount, execute, issue,
negotiate and deal in promissory notes, bills of exchange, shipping documents and other instruments and securities (whether negotiable, transferable or otherwise) and to buy, sell and deal in foreign currencies;

3.26	to buy sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes;

3.27	to apply for, purchase or otherwise acquire any patents,
licences, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which is capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licences in respect of, or otherwise turn to account the rights and information so acquired;

3.28	to apply for and take out, purchase or otherwise acquire, sell, licence, transfer, deal or trade in any way in trade marks and names, service marks and names, designs, patents, patent rights, inventions, secret processes, know-how and information and any form of intellectual property and to carry on the business of an inventor, designer or research organisation;

3.29	to sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for case, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company;

3.30	to issue and allot securities of the Company for case or in
payment or part payment for any real of personal property purchased or otherwise acquired by the Company of any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

3.31	to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director or, and as secretary, manager, registrar or transfer agent for, any other company;

3.32	to grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, an to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the Company considers have any moral claim on the Company or the their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes (including in particular but without detracting form the generality of the foregoing any trust or scheme relating to the grant to of any option over, or other interest in, any share in the capital of the Company or of any other company, or in any debenture or security of any corporation or company, including the Company) or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

3.33	to promote or assist in promoting any company or companies n any part of the world and to subscribe shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company;

3.34	to amalgamate with any other company in any manner whatsoever
(whether with or without a liquidation of the Company);

3.35	to procure the Company to be registered or recognised in any country or place in any part of the world;

3.36	to cease carrying on or wind-up any business or activity of the
Company, and to cancel any registration of and to wind-up or procure the dissolution of the Company in any state or territory;

3.37	to compensate for loss of office any directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged;

3.38	to pay out of the funds of the Company the costs, charges and expenses of and incidental to the formation and registration of the Company, and any company promoted by the Company, and the issue of the capital of the Company and any such other company and of and incidental to the negotiations between the promoters preliminary to the formation of the Company, and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary of proper in connection with any of the matters aforesaid;

3.39	to effect insurances against losses; damages, risks and
liabilities of all kinds which may affect the Company or any subsidiary of it or company associated with it or in which it is or may be interested;

3.40	to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct of indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act of omission in the actual or purported execution and/or discharge of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 (as amended);

3.41	to act as directors or managers of or to appoint directors or managers of any subsidiary company or of any other company in which the Company is or may be interested;

3.42	to contribute by donation, subscription, guarantee or otherwise to any public, general, charitable, political or useful object whatsoever;

3.43	to distribute among the members in cash, specie or kind any
property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

3.44	to do all or any of the above things in any part of the world, and wither as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and wither by or through agents, sub-contractors, trustees, subsidiaries or otherwise;

3.45	to carry on any other activity and do anything of any nature which in the opinion of the board of directors of the Company is or may be capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or any of its members; and

3.46	to do all such things as in the opinion of the board of directors of the Company are or may be incidental or conducive to the above objects or any of them.

	And it is hereby declared that for the purposes of this clause:-

(a)	the word "company" shall (except where referring to this
Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in the United Kingdom or elsewhere;

(b)	"associated companies" shall mean any tow or more companies
if one has control of the other or others, or any person has control of both or all of them;

(c)	"securities" shall include any fully, partly or nil paid or
no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

(d)	"and and "or" shall mean "and/or"

(e)	"other" and "otherwise" shall not be construed ejusdem
generis where a wider construction is possible; and

(f)	the objects specified in each paragraph of this clause,
shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or interference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company or the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

4.	The liability of the members is limited.

5.	The share capital of the Company is GBP 100 divided into 100 shares of GBP 1 each.

The person whose name and address is subscribed wishes to form a Company pursuant to this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite its name.


NAME, ADDRESS AND NUMBER OF SHARES TAKEN BY SUBSCRIBER


Mitre House Nominees Limited						One
Mitre House
160 Aldersgate Street
London EC1A 4DD







Dated this 6th day of May 1995.

Witness to the above signature:

Louise H Wallace
Mitre House
160 Aldersgage Street
London EC1A 4DD





										Exhibit B.2

Company Number:  3096772





The Companies Act 1985

Private Company Limited by Shares




ARTICLES OF ASSOCIATION

Of

NATIONAL GRID HOLDINGS LIMITED
(adopted on 20 January 2000)


(STAMP)

CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE ORIGINAL



CMS Cameron McKenna
Date:  6 June 2000

CMS Cameron Mckenna
Mitre House
160 Aldersgate Street
London EC1A 4DD





CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD

T +44(0)171 367 3000
F + 44(0) 171 367 2000


Table of Contents


DEFINITIONS AND INTERPRETATION					1

1.	Definitions									1
2.	Table A									1
	SHARE CAPITAL								2
3.	Classes of Shares								2
4.	Share rights								2
5.	Variation of class rights						4
6.	Allotment									4
	LIEN										4
7.	Company's lien								4
	TRANSFER OF SHARES							4
8.	Transfer of shares							5
	PROCEEDINGS AT GENERAL MEETINGS					5
9.	Proceedings at general meetings					5
10.	Right to demand a poll							5
11.	Resolution in writing							5
12.	Voting									5
13.	Proxies									5
14.	Participation at meetings by telephone				6
	NUMBER OF DIRECTORS							6
15.	Number of Directors							6
	ALTERNATE DIRECTORS							6
16.	Appointment, removal and cessation					6
17.	Power of an alternate director					6
18.	Alternate acting for more than one director			6
	DELEGATION OF POWERS							7
19.	Committees									7
	APPOINTMENT AND RETIREMENT OF DIRECTORS				7
20.	No retirement by rotation						7
21.	Casual vacancy								7
22.	No age limit for directors						7
23.	No director's shareholding requirement				7
24.	Right to appoint a director						7
	DISQUALIFICATION OF DIRECTORS						8
25.	Disqualification								8
	REMUNERATION OF DIRECTORS						8
26.	Ordinary remuneration and extra remuneration			8
	PROCEEDINGS OF DIRECTORS						8
27.	Notice to directors outside the United Kingdom			8
28.	Powers of a sole director						9
29.	Resolution in writing							9
30.	Participation at meetings by telephone				9
31.	Directors' interests							9
	THE SEAL									9
32.	Seal										9
	NOTICES									10
33.	Form of notice								10
	INDEMNITY									10
34.	Officers' indemnity							10
35.	Directors' power to purchase indemnity insurance		10
The Companies Act 1985
Private Company Limited by Shares

ARTICLES OF ASSOCIATION
Of
NATIONAL GRID HOLDINGS LIMITED

DEFINITIONS AND INTERPRETATION
-------------------------------

1.	Definitions

1.1	In these Articles the following words and expressions have the meaning set opposite them:

"Act":			the Companies Act 1985 and any
reference herein to any provision of
the Act shall be deemed to include a
reference to any statutory modification
or re-enactment of that provision for
the time being in force

"Statutes":		every statute (including any statutory
instrument, order, regulation or
subordinate legislation made under it)
for the time being in force concerning
companies and affecting the Company

"Table A":		Table A in the Schedule to the
Companies (Table
A to F) Regulations 1985 as amended by the Companies (Tables A to F)(Amendments)
Regulations 1985

	"these Articles":	these Articles of Association as
originally adopted or as altered from
time to time.

1.2	Words importing the singular number include the plural
number and vice-versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations. Headings to these Articles are inserted for convenience and shall not affect their construction.


2.	Table A

	The Regulations contained in Table A shall apply to the Company except insofar as they are excluded by or are inconsistent with these Articles. Regulations 8,24, 41,
59, 64, 65, 73 to 78 (inclusive), 80, 94 and 118 of Table A
shall not apply to the Company.

SHARE CAPITAL
--------------

3.	Classes of Shares

	The authorised share capital of the Company at the date of the adoption of these Articles is 100,001,000 GBP divided into 100,000,000 ordinary shares of 1 GDP each and 1,000
"A" shares of 1 GBP each. The ordinary shares and the "A" shares shall be separate classes of shares. Save as otherwise provided in these Articles, the ordinary shares and the "A" shares shall rank pari passu in all respects.

4.	Shares rights

	The rights attaching to the respective classes of shares shall be as follows:

4.1	As regards income:

	4.1.1	The holders of the "A" shares shall be paid a
fixed cumulative dividend (the "Fixed Dividend") on the following dates (the "Fixed Dividend
Dates") and of the following amounts:

Date						Amount (GBP)
----						-------

21 January 2000				185 million
30 June 2000				 10 million
15 December 2000				 10 million
30 June 2001				 10 million
15 December 2001				 10 million
30 June 2002 				 10 million
15 December 2002				 10 million

	4.1.2.	There shall also be paid to the holders of the
"A" shares a fixed cumulative dividend (the
"Annual Dividend") at the rate (exclusive of any associated tax credit) of five pence (5p) per share per annum which shall accrue from day to day from (and inclusive of) the date of issue of such "A" Share to (but exclusive of) the date on which the dividend is payable and shall become payable and be paid on 30 June (the "Annual
Dividend Date") in every year (and shall accrue in each successive year from (and inclusive of) that date), the first payment (a) to be made on 30 June 2000 and (b) to be in respect of the previous financial year of the Company ending on 31 March 2000.

	4.1.3	Each payment of Fixed Dividends and Annual
Dividends shall be accompanied by a certificate for the related tax credit (if any).

	4.1.4	If the Company is not lawfully able to pay any
Fixed Dividend or Annual Dividend in full on the due date for payment of the same then it shall on such date pay the same to the extent that it is then lawfully able to do so and any amount not so paid shall be paid on the Fixed Dividend Dates or Annual Dividend Dates (as applicable) falling thereafter as (and to the extent that) the Company is lawfully able to pay the same.

	4.1.5	If any Fixed Dividend or Annual Dividend is not
paid in full on the due date for payment of the same by reason of the due day for payment not being a business day (being any day other than a Saturday, Sunday or public holiday in England) or for any other reason (other than it being unlawful for the Company to pay the dividend), as from such date, interest shall accrue on the amount unpaid at the rate of 4 per cent per annum annum above the base rate of Barclays Bank plc from time to time or at 8 per cent per annum whichever is the higher and shall become due and be paid at the same time as the amount to which it relates is paid, which, in the event that non-payment was be reason of the due date for payment being a day other than a business day, shall be the next business day following the original due date for payment of the respective Fixed Dividend or Annual
Dividend.

	4.1.6	The Company may at the discretion of the
directors pay any Fixed Dividend or Annual
Dividend not in cash but by way of an assignment of a debt owned to the Company.

4.2	As regards capital:

	On a return of assets on liquidation, reduction of capital or otherwise, the surplus assets of the Company remaining after payment of its liabilities
(including any interest payable pursuant to paragraph
4.1.5 of this article 4) shall be applied:

4.2.1	first in paying to the holders of the "A" shares an amount
equal to the par value of the "A" shares held by them together with the aggregate of the Fixed Dividend unpaid (whether or not due
	and payable) together with a sum equal to all arrears and/or accruals of Annual Dividends as at the date of payment;

4.2.2	and, subject thereto, the balance of such assets shall
belong to and be distributed amongst the holders of the ordinary shares.

4.3	As regards voting:

"A" shares shall confer on each holder thereof (in that capacity) the right to receive notice of and to attend and speak at all general meetings of the Company but shall not confer any right (in that capacity) to vote thereat unless at the date of the meeting any matter has arisen which continues to affect the rights conferred on the holders of "A" shares and, in any such event, each holder of "A" shares shall be entitled (in that capacity) to vote on such matter at such meeting (and, on a poll, to exercise one vote for every "A" share of which he is the holder).

5.	Variation of class rights

Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall apply mutatis mutandis except that the necessary quorum shall be one person at least holding or representing by proxy one-third in nominal amount of the issued shares of the class, that the holders of shares of the class shall on a poll have one vote in respect of every share of the class held by them respectively and that any holder of shares of the class present in person or by proxy may demand a poll.

6.	Allotment

6.1	Subject to any direction to the contrary which may be given by the Company in general meeting the directors are unconditionally authorised to allot, create, deal with or otherwise dispose of relevant securities (within the meaning of section 80(2) of the Act) to such persons (including any director) on such terms and at such time or times as they think fit, provided that no shares shall be issued at a discount.

6.2	The maximum nominal amount of share capital which the directors may allot or otherwise dispose of in accordance with article 6.1 shall be the nominal amount of unissued share capital at the date of adoption of these Articles or such other amount as shall be authorised by the Company in general meeting.

6.3	The authority conferred on the directors by articles 6.1 and 6.2 shall remain in force for a period of five years from the date of adoption of these Articles and thereafter provided this authority is renewed from time to time by the Company in general meeting in accordance with section 80 of the Act.

6.4	The provisions of section 89(1) of the Act shall not apply to the
Company.

LIEN
----

7.	Company's lien

	The Company shall have a first and paramount lien on every share for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares registered in the name of any person (whether solely or jointly with others) for all monies owing to the Company from him or his estate either alone of jointly with any other person whether as a member or not and whether such monies are presently payable or not. The directors may at any time declare any share to be wholly or partly exempt from the provisions of this article. The Company's lien on a share shall extend to any amount payable in respect of it.

TRANSFER OF SHARES

8.	Transfer of shares

The directors may, in their absolute discretion and without giving any reason therefore, decline to register any transfer of any share whether or not it is a fully pain share.

PROCEEDINGS AT GENERAL MEETINGS


9.	Proceedings at general meetings

If a quorum is not present within half and hour of the time appointed for a general meeting, the meeting, if convened on the requisition of members, shall be dissolved; in any other case it shall stand adjourned to such day and at such time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.


10.	Right to demand a poll

A poll may be demanded at any general meeting by any member entitled to vote thereat. Regulation 46 of Table A shall be modified accordingly.

11.	Resolution in writing

A resolution in writing such as is referred to in regulation 53 of Table A executed by or on behalf of a member may be evidenced by letter, telex, cable, electronic mail, facsimile or otherwise as the directors may from time to time resolve.

12. 	Voting

On a show of hands or on a poll votes may be given either personally or by proxy and regulation 54 of Table A shall be construed accordingly.

13.	Proxies

An instrument appointing a proxy may, in the case of a corporation, be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorised representative. Regulation 60 of Table A shall be construed accordingly. The directors may at their discretion treat a copy of a faxed or machine-made instrument appointing a
proxy as an instrument of proxy.   Appointment of a proxy may be
accepted by the directors even if the instrument is deposited less than 48 hours before the time appointed for the meeting but this power shall not prevent the directors from requiring that 48 hours' notice be given in any particular case. An instrument of proxy may be revoked at any time prior to the commencement of the meeting by notice of revocation given by such means as an instrument of proxy may be given under these Articles.
Regulation 62 of Table A should be construed accordingly.

14.	Participation at meetings by telephone

Members (or their proxies or representatives) participating in the manner described in this article shall be deemed to be present in person and to be holding a meeting. A member (or his proxy or representative) may participate in a meeting of the Company by means of a conference telephone or similar communicating equipment whereby all members (or their proxies or representatives) participating can hear each other. Resolutions in general meeting may be made through participation and voting by such means even though none or only some of the members (or their proxies or representatives) are physically present with each other.



NUMBER OF DIRECTORS

15.	Number of Directors

Unless otherwise determined by ordinary resolution, the number of directors shall not be subject to any maximum and the minimum number of directors shall be one.

ALTERNATE DIRECTORS

16.	Appointment, removal and cessation

Any director (other than an alternate director) may appoint any person to be an alternate director and may remove from office an alternate director so appointed by him. An alternate director shall cease to be an alternate director if his appointer ceases to be a director.

17.	Power of an alternate director

If his appointer is for the time being unavailable or temporarily unable to act through ill health or disability, the signature of an alternate director to any resolution in writing of the directors shall be as effective as the signature of his appointer.

18.	Alternate acting for more than one director

When an alternate director is also a director or acts as an alternate director for more than one director, such alternate director shall have one vote for every director so represented by him (in addition to his own vote if he is himself a director) and when so acting shall be considered as two directors for the purpose of making a quorum if the quorum exceeds two.

DELEGATION OF POWERS

19.	Committees

The following sentence shall be inserted after the first sentence of regulation 72 of Table A:

"Any committee of directors shall have the power unless the directors direct otherwise to appoint as a member or as members of the committee for any specific purpose any person who are not directors of the Company".


APPOINTMENT AND RETIREMENT OF DIRECTORS

20.	No retirement by rotation

The directors shall not be subject to retirement by rotation and accordingly the final two sentences of regulation 79 of Table A shall not apply to the Company.

21.	Casual Vacancy

The Company may by ordinary resolution appoint a person who is willing to act as a director either to fill a vacancy or as an additional director.

22.	No age limit for directors

		There shall be no age limit for the directors of the Company.

23.	No director's shareholding requirement

A director shall not be required to hold any qualification shares in the Company.

24.	Right to appoint a director

Any member or members holding a majority in nominal amount of the issued share capital which confers the right to attend and vote at general meetings may at any time appoint any person to be a director, whether as an additional director or to fill a vacancy, and may remove from any office any director howsoever appointed. Any such appointment or removal shall be effected by notice in writing to the Company signed by the member or members making the same or in the case of a corporate member signed by any director thereof or by any person so authorised by resolution of the directors or of any other governing body thereof. Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the secretary of the Company, or is produced at a meeting of the directors. Any such removal will be without prejudice to any claim, which the director may have under any contract between him and the Company.

DISQUALIFICATION OF DIRECTORS

25.	Disqualification

Regulation 81 of Table A shall be amended by substituting for paragraphs (c) and (e) thereof the following provisions:

		"(c)	he becomes, in the opinion of all his co-directors,
incapable by reason of mental disorder of discharging his duties as director, or"

			"(e)	he is otherwise duly removed from office."




RENUMERATION OF DIRECTORS

26.	Ordinary remuneration and extra remuneration

		Regulation 82 of Table A shall be amended by the addition of the following:

"Such remuneration shall be divided between the directors in such proportion and manner as the directors may unanimously determine or in default of such determination equally, except that any director holding office for less than a year or other period for which remuneration is paid shall rank in such division in proportion to the fraction of such year of other period during which he has held office. Any director who, at the request of the directors, performs special services or goes or resides abroad for the purpose of the Company may receive such extra remuneration by way of salary, commission or participation in profits, or partly in one way or partly in another, as the directors may determine."

PROCEEDINGS OF DIRECTORS

27.	Notice to directors outside the United Kingdom

		Regulation 88 of Table A shall be amended by substituting for the sentence:

"It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom."

		The following sentence:

"Notice of every meeting of directors shall be given to each director or his alternate director, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company their address outside the United Kingdom".

28.	Powers of a sole director

If and so long as the minimum number of directors specified under these Articles is one, a sole director may exercise all the powers conferred on the directors by these Articles, and shall do so by written resolution under his hand and, so long as there is such sole director, regulations 88 to 90 of Table A shall not apply to the Company and article 26 of these Articles shall have no effect.

29.	Resolution in writing

A resolution in writing such as is referred to in regulation 93 of Table A signed by any relevant director, alternate director or member of a committee of directors may be evidenced by letter, telex, cable, electronic mail, facsimile or otherwise as the directors may from time to time resolve.

30.	Participation at meetings by telephone

	Any director (including an alternate director) or other person may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. Resolutions and decisions of a kind normally made or taken at a physical meeting of the directors or a committee of directors in accordance with these Articles can accordingly be so made or taken in circumstances where none or only some of the directors or other persons are physically present with each other.

31.	Directors' interests

	Subject to such disclosure as is required by section 317 of the Act, a director shall be counted for the purpose of calculating whether there is a quorum and shall be entitled to vote at a meeting of directors or a committee or directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interest of the Company.

THE SEAL
--------

32.	Seal

In accordance with section 39 of the Act the Company may have an official seal for use in any territory, district or place elsewhere than in the United Kingdom.

NOTICES
-------

33.	Form of notice

Any notice required by these Articles to be given by the Company may be given by any written documentary form including by means of telex, cable, electronic mail or facsimile, and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it was transmitted to the person to whom it is addressed. Regulations 111 and 112 of Table A shall be amended accordingly.

INDEMNITY
---------

34.	Officers' indemnity

	Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director, secretary, auditor or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, expenses, losses and liabilities sustained or incurred by him in the actual or purported execution of his duties or in the exercise or purported exercise of his powers or otherwise in connection with his office including, but without prejudice to the generality of the foregoing, any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or which are otherwise disposed of without any finding or admission of any material breach of duty on his part, or in connection with any application in which relief is granted to him by the Court from liability in respect of any act or omission done or alleged to be done by him as an officer or employee of the Company.

35.	Directors' power to purchase indemnity insurance

	The directors shall have power to purchase and maintain for any director, secretary, auditor or other officer of the Company insurance against any such liability as is referred to in section 310(1) of the Act.



Exhibit B.5.a.

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I
The name of the corporation is:

EUA Bioten, Inc.

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To serve as a General Partner of a general partnership to be organized under Tennessee law which will engage in the development and commercialization of biomass-fired combustion turbine power generation facilities and products and/or services offered in connection with such facilities, including the manufacture, fabrication, marketing, sale and delivery of such facilities; and

To engage in and carry on any other business or activity which may lawfully be engaged in or carried on by a corporation which is organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts as presently in effect or as amended from time to time, or any successor provisions adopted in lieu thereof.

ARTICLE III
The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE 			WITH PAR VALUE
Type		Number of Shares		Type	 Number of Shares	 Par Value
Common:     None				Common:   200,000 	$.01
Preferred:  None				Preferred:	    		None

ARTICLE IV
If more than one class of stock is authorized.

Not applicable.

ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets 1A and 1B.

Continuation Sheet 1A

ONE:		The Board of Directors may make, amend or repeal the By-
Laws of the corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. Any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

TWO:		Meetings of the stockholders may be held anywhere in the
United States.

THREE:	The corporation may be a partner, either general or
limited, in any business enterprise it would have the power to conduct by itself.

FOUR:		No current or former director of the corporation shall be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

FIVE:		No contract or transaction between the corporation and one
or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his/her or their votes are counted for such purposes, if:

Continuation Sheet 1B

	(i)	The material facts as to his/her relationship or interest
and as to the contract or transaction are disclosed or are know to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

	(ii)	The material facts as to his/her relationship or interest
and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

	(iii)	The contract or transaction is fair as to the corporation
as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i), (ii) or (iii) above are applicable.

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

Not applicable.

ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization and may be changed only by filing the appropriate form provided therefor.

a.	The street address of the principal office of the corporation in
Massachusetts is: (post office boxes are not acceptable)  c/o EUA
Service Corporation, 750 West Center Street, West Bridgewater, MA
02379, Attention:  President

b.	The name, residence and post office address (if different) of the directors and officers of the corporation are:

	NAME			RESIDENCE		POST OFFICE ADDRESS
President:	John R. Stevens	41 Old Village Road	     same
Acton, MA 01720
Treasurer	Clifford J. Hebert, Jr.	3 Hammond Place	     same
					Woburn, MA 01801
Clerk:		Clifford J. Hebert, Jr.	3 Hammond Place	     same
					Woburn, MA 01801

Directors:	Donald G. Pardus 	238 Glezen Lane	     same
					Wayland, MA 01778
		Robert G. Powderly	42 Wayside Lane	     same
					Ashland, MA 01721
		John R. Stevens	41 Old Village Road	     same
					Acton, MA 01720
		Richard M. Burns	57 Hodge Road	     same
					Arlington, MA 02174
		John D. Carney	30 Round Tree Lane	     same
					Scituate, MA 02066

c.	The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:  December.

d.	The name and business address of the resident agent of the
corporation, if any, is:  Not applicable.

ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organizations as incorporator(s) this 22nd day of June, 1995.

            /s/ Terence P. Mahoney
Terence P. Mahoney, Incorporator
McDermott, Will & Emery
75 State Street
Boston, MA 02109


CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

EUA Bioten, Inc. filed with the Secretary of The Commonwealth of
Massachusetts a Certificate of Change of Fiscal Year End, dated March 28, 2001, changing the company's fiscal year to the last day of the month of March.


					Exhibit B.5.b

As amended March 27, 2001















BY-LAWS

OF

EUA BIOTEN, INC.



BY-LAWS
OF
EUA BIOTEN, INC.


ARTICLE I

OFFICES

Section 1.1. Principal Office. The initial principal office of the Corporation shall be as indicated in the Articles of Organization of the Corporation. The Corporation may have such other offices, either within or without The Commonwealth of Massachusetts, as it may require from time to time.

	Section 1.2. Change in Principal Office. The Board of Directors of the Corporation may at any time and from time to time change the principal office of the Corporation in The Commonwealth of Massachusetts, provided that no such change shall be effective until a certificate of such change, specifying the post-office address of its new principal office in The Commonwealth of Massachusetts, signed under the penalties of perjury by the Clerk or an Assistant Clerk of the Corporation, has been filed with the state secretary.

ARTICLE II

STOCKHOLDERS

	Section 2.1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at the offices of the Corporation or elsewhere in the United States as the Board of Directors may designate. Meetings of stockholders for any other purpose may be held at such place in the United States as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

	Section 2.2. Annual Meetings. An annual meeting of the stockholders, commencing with the year 1995 shall be held on the third Wednesday in April in each year, but if a legal holiday, then on the next business day following, at 10:00 o'clock A.M., at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before such meeting. In the event that an annual meeting has not been held on the date fixed in these By-Laws, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.

Section 2.3. Special Meetings. Special meetings of the stockholders may be called by the President or by the directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. In case none of the officers is able and willing to call a special meeting, the Supreme Judicial or Superior Court, upon application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat, shall have jurisdiction in equity to authorize one or more of such stockholders to call a meeting by giving such notice as is required by law.


	Section 2.4. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or such other person as may be authorized by the By-Laws or empowered pursuant to Section 2.3), at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under the By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation.

	Section 2.5. Waiver of Notice. Whenever notice of a meeting is required to be given a stockholder under any provision of the law or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of meeting, shall be deemed equivalent to such notice.

	Section 2.6. Closing of Transfer Books and Fixing of Record Date. The directors may fix in advance a time, which, unless a shorter period is provided in the Articles of Organization, shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent and, in such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

	If no record date is fixed and the transfer books are not closed:

(a)	The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and such determination shall also apply to any adjournment of such meeting.

(b)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors act with respect thereto.

	Section 2.7. Quorum. A majority of the shares of the Corporation issued, outstanding and entitled to vote at a meeting represented in person or by proxy shall constitute a quorum at any meeting of stockholders, provided that, if less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

	Section 2.8. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Organization or these By-Laws.

	Section 2.9. Proxies. Stockholders may vote in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the foregoing sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specific in the proxy. Any proxy shall be filed with the Clerk of the Corporation before or at the time of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

	Section 2.10. Voting of Shares. Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization.

	Section 2.11. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

	Section 2.12. Voting Agreements. An agreement between two or more stockholders or between one or more stockholders and one or more other persons, if in writing and signed by the parties thereto, whether or not such parties include all of the stockholders of the Corporation, may provide that the shares held by such stockholders shall be voted under procedures set forth in said agreement.

	Section 2.13. Action of Incorporators Prior to Issuance of Stock. Prior to the initial issuance of stock by the Corporation, the incorporators may exercise all rights of stockholders and take any action required or permitted to be taken by law, the Articles or Organization or these By-Laws.

ARTICLE III

DIRECTORS

		Section 3.1.  General Powers.   The property, business and
affairs of the Corporation shall be managed by a Board of Directors. In carrying out their responsibilities hereunder, the directors shall have and may exercise all of the powers of the Corporation except such as are conferred upon the stockholders by law, the Articles of Organization or these By-Laws.

		Section 3.2. Number, Election and Term of Office. The Board of Directors shall consist of not less than three directors, except that whenever there shall be only two stockholders the number of directors shall be not less than two, and whenever there shall be only one stockholder the number of directors shall be not less than one. Prior to the issuance of capital stock there shall be at least one director, and the number and identity of the directors shall at such time be chosen by the incorporators.
The number of the directors shall be as determined from time to time by the stockholders and may be enlarged between meetings of the stockholders by the vote of a majority of the stockholders or of the directors then in office.
In the absence of an affirmative determination by the stockholders, the number of directors to be elected at any annual meeting shall be the same as the number last determined by the stockholders or directors. The directors shall be chosen at the annual meeting of the stockholders or at any meeting held in place thereof by such stockholders as have the right to vote thereon, and each shall hold office until the next annual election of directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No director need be a stockholder. Any election of directors by stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon.

	Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without The Commonwealth of Massachusetts, for the holding of additional regular meetings in which case no other notice need be given.

	Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or any two (2) directors (or one director if there shall be only one). The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without The Commonwealth of Massachusetts, as the place for holding any special meeting of the Board of Directors.

	Section 3.5. Notice. Written notice of any special meeting of directors shall be given as follows:

	By mail to each director at his business address at least three days prior to the meeting; or

	By personal delivery, telegram or facsimile transmission to each director at his business address at least 24 hours prior to the meeting, or in the event such notice is given on a Saturday, Sunday or holiday, to each director at his residence address at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile transmission, such notice shall be deemed to be delivered at the confirmed completion time of such transmission.

	Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

	Section 3.6. Quorum. The number of directors required to constitute a quorum shall be a majority of the directors then in office. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the Articles of Organization or by these By-Laws. If less than a quorum of directors are present at any meeting of the Board of Directors, a majority of the directors present may adjourn such meeting from time to time without further notice.

	Section 3.7. Meetings by Telecommunications. Unless the Articles of Organization otherwise provide, members of the Board of Directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

	Section 3.8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at a meeting of the stockholders entitled to vote at the election of such director, or by vote of the Board of Directors; provided, however, that the stockholders shall have the right to replace a successor director elected by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

	Section 3.9. Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at meetings or a stated salary as directors. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. In the event of the resignation or, except where expressly provided otherwise in a duly authorized written agreement with the Corporation, the removal of a director in accordance with Section 3.13 below, such director shall have no right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for such compensation.

	Section 3.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting or forwards such dissent by registered mail to the Clerk of the Corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

	Section 3.11. Committees of Directors. The Corporation may provide for an executive committee or other committees to be elected from and by the Board of Directors, and the directors may delegate to any such committee or committees some or all of their powers, except, however, the power

	(a)	to change the principal office of the Corporation;

	(b)	to amend By-Laws;

	(c)	to elect officers and to fill vacancies in any such offices;

	(d)	to change the number of the Board of Directors and to fill
vacancies in the Board of Directors;

	(e)	to remove officers or directors from office;

	(f)	to authorize the payment of any dividend or distribution to
shareholders;

	(g)	to authorize the reacquisition for value of stock of the
Corporation; or

	(h)	to authorize a merger.

	Except as otherwise provided in the Articles of Organization, the directors may determine the manner of conducting committee business, whether at a meeting or otherwise, and the number of members required to take specified types of action. The designation of any such committee and the delegation of any authority thereto shall not operate to relieve the directors from any responsibility imposed upon them by law.

	Section 3.12. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the directors entitled to vote consent to the action in writing and the written consents are filed with the records of the meetings. Such consents shall be treated for all purposes as a vote at a meeting.


	Section 3.13. Resignation and Removal of Directors. Any director of the Corporation may resign from office by delivering or causing to be delivered to any officer of the Corporation, or to the Board of Directors, a written resignation, which shall take effect upon being so delivered or at such other time as may be therein specified. Any director may be removed from his office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors. Any director may be removed from his office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

ARTICLE IV

OFFICERS

	Section 4.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Clerk, each of whom shall be elected by the Board of Directors. The Clerk shall be a resident of The Commonwealth of Massachusetts unless the Corporation has appointed a resident agent to receive service of process on its behalf. The Board of Directors may appoint such other officers as they deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. The Corporation may also have such agents, if any, as the directors from time to time and in their discretion may appoint. Any officer may be but none need be a director or stockholder. Any person may simultaneously hold more than one office of the Corporation.

	Section 4.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers is not held at that meeting, the election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

	Section 4.3. Resignation and Removal of Officers. Any officer of the Corporation may resign from office by delivering or causing to be delivered to any other officer of the Corporation, or to the Board of Directors, a written resignation, which shall take effect upon being so delivered or at such other time as may be therein specified. The directors may remove any officer or agent elected or appointed by them with or without cause by vote of the majority of directors then in office, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
An officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

	Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. Vacancies or new offices may be filled at any meeting of the Board of Directors.

	Section 4.5. Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of such officer or agent's respective duties and offices.

	Section 4.6. Chairman of the Board of Directors. If a Chairman of the Board of Directors is elected, he shall preside at all meetings of the stockholders and directors, except as the directors shall otherwise determine, and shall have such other powers and duties as may be determined by the directors.

	Section 4.7. President. Unless another officer is so designated by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors at which the Chairman is not present. He may sign, with the Treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, notes, checks, drafts, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation and shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President need not be a director.

	Section 4.8. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or, in the event there is more than one Vice President, Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer, certificates for shares of the Corporation, and shall perform those other duties which from time to time may be assigned to him by the Board of Directors or by the chief executive officer.

	Section 4.9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) sign with the President or Vice President certificates for shares of the Corporation's stock, the issuance of which shall have been authorized by resolution of the Board of Directors; and (c) in general, perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in the sum and with a surety or sureties as the Board of Directors shall determine.

	Section 4.10. Clerk. The Clerk shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws;
(d) keep a register of the post office address of each stockholder which shall be furnished to the Clerk by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general, perform all duties incident to the office of Clerk and all other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer.

	Section 4.11. Assistant Treasurers and Assistant Clerks. An Assistant Treasurer as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation's stock, the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurers and Assistant Clerks, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Clerk, respectively, or by the Board of Directors or the chief executive officer. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in sums and with sureties as the Board of Directors shall determine.

	Section 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the event of the resignation or, except where expressly provided otherwise in a duly authorized written agreement with the Corporation, the removal of an officer in accordance with Section
4.5 above, such officer shall have no right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, the year or otherwise, unless the directors shall in their discretion provide for such compensation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS


	Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


	Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loans shall be made by the Corporation secured by its shares.

	Section 5.3. Checks, Drafts, Etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in the manner which shall from time to time be determined by resolution of the Board of Directors.

	Section 5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in banks, trust companies or other depositories which the Board of Directors may select.

ARTICLE VI

SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

	Section 6.1. Issuance and Regulation. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars. The Board of Directors shall have the authority, without first offering the same or any part of the same to any present or future stockholders for subscription, to issue the whole or any part of any unissued capital stock from time to time authorized under the Articles of Organization of this Corporation to any persons, firms, corporations or other organizations, in such manner and amounts and for such consideration and upon such terms and conditions as the directors from time to time in their discretion shall determine, subject to any requirements of law. Notwithstanding the foregoing, no stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus. The directors shall determine the manner of allocating such consideration between capital and surplus. No stockholder shall have any preemptive rights to acquire capital stock of the Corporation.

	Section 6.2. Certificates for Shares. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued at a time when the Corporation is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

	Each certificate representing shares shall also state the name of the Corporation, the date of issue, that the Corporation is organized under the laws of The Commonwealth of Massachusetts, the name of the person to whom it is issued, and the par value of each share represented by the certificate or a statement that the shares are without par value. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any Stock Exchange on which the shares may be listed.

	Section 6.3. Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates, and except that the President or a Vice President and the Treasurer or an Assistant Treasurer, by executing and placing in the stock and transfer records of the Corporation a certificate to such effect, may cancel any certificate notwithstanding that such certificate has not been surrendered to the Corporation or any of its agents, if such shares have been redeemed or deemed to have been redeemed by the Corporation pursuant to the Articles of Organization, these By-Laws or an agreement with the Corporation.

	Section 6.4. Lost, Stolen or Destroyed Certificates. The Board of Directors shall determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. The directors may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

	Section 6.5. Transfer of Shares. The Corporation may from time to time enter into an agreement or agreements with one or more of its stockholders restricting the transferability of its shares in accordance with the general corporate purpose to have its shares owned by persons actively engaged in the corporate business. Subject to the terms of any such agreement, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all required taxes, if any, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the statutes of The Commonwealth of Massachusetts. It shall be the duty of each stockholder to notify the Corporation of his post office address.


ARTICLE VII

FISCAL YEAR

	The fiscal year of the Corporation shall end on the 31st day of December in each calendar year.


ARTICLE VIII

DIVIDENDS

	The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Organization.


ARTICLE IX

STOCK IN OTHER CORPORATIONS

	Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the President or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.



ARTICLE X

SEAL

	The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Massachusetts," or shall be in such other form as the Board of Directors may from time to time determine.

ARTICLE XI

INDEMNIFICATION

	The Corporation shall, to the maximum extent legally permissible, indemnify any person serving or who has served (a) as a director or officer of the Corporation, or (b) at the request of the Corporation as a director, officer, trustee, employee or agent of another organization or (c) at the request of the Corporation in any capacity with respect to any employee benefit plan, and such person's heirs, executors, administrators and other legal representatives, against all liabilities and expenses which he has reasonably incurred by reason of, in connection with, or arising out of any actual or threatened action, suit or proceeding, whether civil or criminal, in which he may be or become involved by reason of his being or having been such a director, officer, employee or other agent; provided, however, that no such indemnification shall be made with regard to matters as to which such director, officer, employee or other agent shall be finally adjudged in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such expenses and liabilities may include, without limitation, judgments, court costs, attorneys' fees and the costs of reasonable settlements.

	In the event that a settlement of any such action, suit or proceeding is proposed or effected through a compromise or settlement payment pursuant to a consent decree or otherwise, indemnification will be made only if: (a) such indemnification shall be ordered by a court; (b) such compromise shall be approved as in the best interest of the Corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, (i) by a majority of the directors then in office, exclusive of any interested director or directors; or (ii) by the holders of a majority of the outstanding shares of stock at the time having the right to vote for directors, exclusive of any stock owned by an interested director or officer; or (c) the Corporation shall have received a written opinion of independent legal counsel to the effect that the person seeking indemnity appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or of the participants or beneficiaries of such employee benefit plan, as applicable.

	If in an action, suit or proceeding brought by or in the right of the Corporation, a director of the Corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Articles of Organization of the Corporation or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

	The indemnification provided for herein shall include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall not be entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification shall be provided although the person to be indemnified is no longer an officer, director, employee or agent of the Corporation or of such other organization. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

	The Board of Directors shall have power to purchase and maintain insurance on behalf of any person to whom it may provide indemnification as set forth above, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would actually have the power to indemnify him against such liability under the terms hereof.


ARTICLE XII

CORPORATE RECORDS

	The original, or attested copies, of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in The Commonwealth for inspection by the stockholders at the Corporation's principal office or an office of the Clerk, or of the transfer agent or the Resident Agent, if any. Said copies and records need not all be kept in the same office.

ARTICLE XIII

AMENDMENTS

	These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a majority of the stockholders present at any meeting of the stockholders of the Corporation at which a quorum is present. These By-Laws may also be altered, amended or repealed and new By-Laws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present, except with respect to any provision thereof which by law, the Articles of Organization or these By-Laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such changes shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law adopted by the directors may be amended or repealed by the stockholders.


Exhibit B.6.a.

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)

ARTICLE I
The name of the corporation is:

EUA Energy Investment Corporation

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

To engage in the business of identifying, evaluating, investing in or participating in the ownership, operation and maintenance of cogeneration and small power production facilities and other energy or energy conservation related business; and in general to carry on any and all businesses and activities permitted corporations organized pursuant to said Chapter 156B wherever the same lawfully may be done.

ARTICLE III
The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE STOCKS	WITH PAR VALUE STOCKS
Type		Number of Shares	Type	   Number of Shares	Par Value
Common:              None	Common:	300,000	         $.01
Preferred            None	Preferred:	None

ARTICLE IV
If more than one type, class or series is authorized.

None.

ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)
See VIA, VIB, VIC, VID and VIE.
VIA

	The following provisions are hereby established for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders:

	(a)	No Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a Director, to the extent that such liability is imposed by applicable law, (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. The foregoing provision shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date on which the provision becomes effective. If the Massachusetts Business Corporation Law is amended after the date on which such provision becomes effective to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of the Directors of the corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law, as so amended from time to time. No amendment or repeal of this Article shall adversely affect any of the rights or protection afforded to a Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

	(b)	The Board of Directors shall be authorized by its sole action to amend the by-laws of the corporation unless otherwise prohibited by law or the by-laws.

	(c)	(i)	The corporation shall, to the extent legally permissible,
indemnify any person serving or who has served as a Director or Officer of the corporation, or at the request of the corporation as a Director, Officer, Employee or other Agent of another organization, or at the request of the corporation in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including, without limitation, amounts paid in satisfaction of judgments, in compromise or settlements or as fines and penalties, and counsel

VIB

fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding or investigation (internal or external), whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, Officer, Employee or Agent, or serving or having served in any capacity with respect to any such employee benefit plan. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

		(ii)	Expenses including counsel fees, incurred by any person who
might be entitled to indemnification pursuant to paragraph (c)(i) of this
Article, in connection with the defense or disposition of any such action, suit or other proceeding or investigation, may be paid from time to time by the corporation in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay the amounts so paid to the corporation if he shall be adjudicated to be not entitled to indemnification under this Article 6(c) which undertaking may be accepted without reference to the financial ability of such person to make repayment.  Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

		(iii)	Any indemnification or advance pursuant to this Article
shall be made no later than forty-five (45) days after receipt by the corporation of the written request of the person seeking indemnification addressed to the Board of Directors, unless a determination is made within said forty-five (45) day period by (1) a majority vote of a quorum of the Board of Directors, exclusive of Directors who are parties to such action, suit or other proceeding or investigation, or (2) independent legal counsel in a written opinion, that such person has not met the relevant standards for indemnification set forth in this Article.

VIC

		(iv)	The right to indemnification or advances under this Article
shall be enforceable by any person referred to in paragraph (c)(i) in any court of competent jurisdiction.  The burden of proving that the relevant standards for indemnification or advances have not been met shall be on the corporation.  Neither the failure of the Board of Directors or independent legal counsel to have made a determination prior to the commencement of such action, suit or other proceeding or investigation that indemnification or advances are proper in the circumstances because such person has met the applicable standard of conduct required for indemnification, nor an actual determination by the Board of Directors or independent legal counsel that such individual has not met such applicable standard of conduct, shall be a defense to the action, suit or other proceeding or investigation or create an presumption that such person has not met the applicable standard of conduct.
The corporation shall also indemnify such person for expenses incurred by him in connection with successfully establishing his right to indemnification or advances, in whole or in part.

		(v)	The right of indemnification under this Article shall be
deemed to be a contract between each person referred to in paragraph (c)(i) and the corporation, and shall not be diminished by any subsequent repeal or modification of this Article. Such right of indemnification shall not be exclusive of or affect any other right to which any such person may be entitled. Nothing contained in this Article shall affect any right to indemnification to which corporate personnel, other than those referred in paragraph (c)(i), may be entitled by contract or otherwise under law.

		(vi)	As used in this Article, the persons entitled to
indemnification referred to in paragraph (c)(i) shall include their respective heirs, executors, administrators and other legal representatives. If in any action, suit or other proceeding or investigation, a Director of the corporation is held not to be liable for monetary damages because that Director is relieved of personal liability under Article 6(a) or otherwise, the Director shall be deemed to have met the standards of conduct set forth above and to be entitled to indemnification as provided above.

	(d)	The corporation may be a partner in any business enterprise which the corporation has power to conduct by itself.

VID

	(e)	Meetings of stockholders may be held anywhere in the United
States as shall be determined from time to time by the president or the directors and stated in the notice of the meeting.

	(f)	Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

	(g)	The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, shareholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership of or beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such

VIE

other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event the authorization or ratifying vote of a majority of the capital stock of the corporation outstanding and entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors and other claimants, by, under or through the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

	(h)	The terms and conditions upon which a sale or exchange of all the property and assets, including the good will of the corporation, or any part thereof, is voted may include the payment therefor in whole or in part in shares, notes, bonds or other certificates of interest or indebtedness of any voluntary association, trust, joint stock company or corporation. Such vote or a subsequent vote may in the event of or in contemplation of proceedings for the dissolution of the corporation also provide, subject to the rights of creditors and preferred stockholders, for the distribution pro rata among the stockholders of the corporation, of the proceeds of any such sale or exchange whether such proceeds be in cash or in securities as aforesaid (at values to be determined by the directors).

ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization and may be changed only by filing the appropriate form provided therefor.

a.	The post office address of the corporation in Massachusetts is:
	One Liberty Square, 13th Floor, Boston, MA 02109

b.	The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:


	NAME				RESIDENCE		POST OFFICE ADDRESS
President:	Donald C. Pardus	238 Glezen Lane	One Liberty Square
					Wayland, MA 01778	13th Floor
Boston, MA 02109

Treasurer	Clifford J. Hebert, Three Francesca Way	One Liberty Square
					Billerica, MA 01821	13th Floor
Boston, MA 02109

Clerk:	William F. O'Connor 48 Granite Street	One Liberty Square
					Medfield, MA 02502	13th Floor
Boston, MA 02109

Directors:	John F.G. Eichorn, Chairman
					Essex Street		One Liberty Square
					West Boxford, MA 01885	13th Floor
Boston, MA 02109
		Donald G. Pardus (same as above)
		Clifford J. Hebert, Jr. (same as above)
		William F. O'Connor (same as above)

c.	The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:  December 31.

d.	The name and business address of the resident agent of the corporation, if any, is:  None.

ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/we, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organizations as incorporator(s) this 15th day of December, 1987.

     /s/ Walter A. Foskett
Walter A. Foskett
Gaston & Snow
One Federal Street
Boston, MA 02110


CERTIFICATE OF CORRECTION
(General Laws, Chapter 156B, Section 6A)

Corporate Name:	EUA Energy Investment Corporation
Document to be Corrected:	Articles of Organization

It is hereby certified that the above mentioned document was filed with the Office of the Secretary of State on 12/15/87.

Please state the inaccuracy or defect to be corrected in said document, and the corrected version of the document:

	Names and addressed of Treasurer and Clerk were listed as Directors. These should be deleted; there should be two directors listed - John
F.G. Eichorn and Donald G. Pardus; William O'Connor and Clifford Hebert are not directors.

IN WITNESS WHEREOF and under the penalties of perjury, we sign our names this 12th day of January in the year 1988.

		      /s/ Donald G. Pardus	 President
		     /s/ William F. O'Connor	 Clerk


CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

EUA Energy Investment Corporation filed with the Secretary of The
Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated March 28, 2001, changing the company's fiscal year to the last day of the month of March.


					Exhibit
B.6.b

BY-LAWS

OF

EUA ENERGY INVESTMENT CORPORATION


ARTICLE I

Articles of Organization

	All provisions of these by-laws for the regulation and management of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of organization as from time to time amended. All references in these by-laws to the articles of organization shall be deemed to refer to the articles of organization of the corporation, as amended and in effect from time to time.

ARTICLE II

Place of Stockholders' Meetings

	Meetings of the stockholders shall be held in Massachusetts or, to the extent permitted by the articles of organization, elsewhere in the United States as shall be determined from time to time by the president or the directors and stated in the notice of the meeting.

ARTICLE III

Annual Meeting

There shall be an annual meeting of stockholders at the principal office of the corporation at 10:00 o'clock in the morning on the third Wednesday in April in each year, if it be not a legal holiday and if it be a legal holiday, then at the same hour on the next succeeding day not a legal holiday unless a different hour or place or both shall have been determined by the directors and stated in the notice of the meeting. Purposes for which an annual meeting is to be held additional to those prescribed by law, by the articles of organization and by these by-laws may be specified by the directors or by the president and shall be included in the notice of the meeting by the clerk, or, in case of the death, absence, incapacity or refusal of the clerk, by another officer upon written application by one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereon. In the event an annual meeting has not been held on the date fixed in this article, a special meeting in lieu of the annual meeting may be held with all the force and effect of an annual meeting.



ARTICLE IV

Special Meetings of Stockholders

	Special meetings of stockholders may be called by the president or by the directors, and shall be called by the clerk, or, in the case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. Such call may be oral or written and shall state the time, place and purposes of the meeting.

ARTICLE V

Notice of Stockholders' Meetings

	A written notice of the place, date and hour of all meetings of stockholders, stating the purposes of the meeting, shall be given by the clerk (or other person empowered to call special meetings of stockholders) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, the articles of organization or these by-laws, is entitled to such notice, by leaving such notice with him or at this residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. In case of the death, absence, incapacity or refusal of the clerk or such other person, such notice may be given by any other officer or by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors.

	Whenever notice of a meeting is required to be given to a stockholder under any provisions of law, of the articles of organization or of these by-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

ARTICLE VI

Quorum of Stockholders

	The holders of a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to such matter, but, if a quorum is not present, holders of a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for the purpose of determining a quorum.


ARTICLE VII

Proxies and Voting

	Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenge.

	When a quorum is present at any meeting, the holders of a majority of the stock represented thereat and entitled to vote on any question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class represented thereat and entitled to vote on any question) other than an election by stockholders shall, except where a larger vote is required by law, by the articles of organization or by these by-laws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the votes cast.

	Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.

ARTICLE VIII

Fixing Record Date; Closing Transfer Books

	The directors may fix in advance a time which, unless a shorter period is provided in the articles of organization, shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for any part or all of such period.
	If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of and to vote at any meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given and the record date for determining stockholders for any other purpose shall be the close of business on the day on which the board of directors acts with respect to such purpose.

ARTICLE IX

Board of Directors

	Except as conferred upon or reserved to the stockholders by law, the articles of organization or these by-laws, the business of the corporation shall be managed by a board of not less than three (except that whenever there shall be only two stockholders, the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director) nor more than 15 directors as shall be fixed and elected at the annual meeting of stockholders by such stockholders as have the right to vote thereon. Any such election shall be by ballot if so requested by any stockholder entitled to vote thereon. During any year, the board of directors may be enlarged and additional directors elected to complete the enlarged number, to not more than the maximum number above specified, by the stockholders at any meeting or by a vote of a majority of the directors then in office. The stockholders may, at any meeting held for the purpose during such year, decrease to not fewer than the minimum number above specified, the number of directors as thus fixed or enlarged and remove directors to the decreased number.

	Subject to the provisions of the articles of organization and to other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the president, clerk, or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

ARTICLE X

Powers of Directors

	The board of directors may exercise all the powers of the corporation except such as by law, by the articles of organization or by other provisions of these by-laws are conferred upon or reserved to the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise all powers of the board until the vacancy is filled.



ARTICLE XI

Committees

	The directors may provide for an executive committee or other committees to be elected from and by the directors and, except as otherwise provided by law, may delegate to any such committee or committees such of the powers of the directors as the directors shall designate, may determine the tenure and composition of such committees, the manner of conducting committee business, the number of members required to constitute a quorum or required to take specified types of action and any or all of their other characteristics and authority. Except as the board of directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these by-laws for the board of directors. All members of such committees shall hold such offices at the pleasure of the board of directors. The board of directors may abolish any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE XII

Meetings of the Board of Directors and of Committees

	Meetings of the directors may be held within or without Massachusetts.

	Regular meetings of the directors may be held without notice if the time and place of such meetings are fixed by the board, provided that any director who is absent when the vote fixing such time and place is taken shall be given notice of such vote. A regular meeting of the directors may be held without call or formal notice immediately after, and at the same place as, the annual meeting of stockholders, or the special meeting of stockholders held in place of such annual meeting.

	Special meetings of the directors may be held at any time and at any place when called, orally or in writing, by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director by the secretary (or, if there be no secretary, by the clerk), or, in case of the death, absence, incapacity or refusal of the secretary (or the clerk, as the case may be), by the officer or directors calling the meeting. In any case, the sending of notice by mail, at least forty-eight hours, or by telegram, at least twenty-four hours, before the meeting, addressed to the directors at their usual or last known business or residence addresses, shall be deemed reasonable notice.

	Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting of the directors.

	Except as the articles of organization or other provisions of these by-laws otherwise provide, (a) any action required or permitted to be taken at any meeting of the directors or of any committee thereof may be taken without a meeting, if all members of the board or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of the directors or committee, and such consents shall be treated for all purposes as a vote at a meeting; and (b) members of the board of directors or of any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

ARTICLE XIII

Quorum of the Board of Directors

	A majority of the board of directors then in office shall constitute a quorum for the transaction of business. A number less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles of organization or by other provisions of these by-laws.

ARTICLE XIV

Officers and Agents

	The officers of the corporation shall consist of a president, a treasurer and a clerk, and such other officers, including but not limited to one or more vice presidents and a secretary, as the directors may appoint. The president, who shall be a director, the treasurer and the clerk shall be elected by the directors at their first meeting following the annual meeting of the stockholders. The clerk shall be a resident of Massachusetts unless a resident agent of the corporation shall be appointed as permitted by law. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the articles of organization and to other provisions of these by-laws, each officer elected by the directors shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is chosen and qualified. Any officer may resign by delivering his written resignation to the president, clerk, or secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the corporation may be required by the directors to give bond in such amount and with such sureties as the directors may determine for the faithful performance of his duties. The premiums for such bonds may be paid by the corporation.

	The directors may define the respective tenure, authority and duties of all officers and agents appointed by them except as other provisions of these by-laws may fix the tenure, authority or duties of any such officer.

ARTICLE XV

The President

	The president shall be the chief executive officer of the corporation and shall have the powers generally pertaining to that office, subject to the supervision and direction of the directors. Except as otherwise voted by the directors, he shall preside at all meetings of the stockholders and of the directors at which he is present. In addition, the president shall have such other powers and perform such other duties as the directors may from time to time prescribe.

ARTICLE XVI

Vice President

	In the absence of the president or in case of his inability to act, the senior vice president in length of service as vice president shall preside at all meetings of the stockholders and directors at which the president, if present, would have presided. Any vice president shall have such other powers and perform such other duties as the directors may from time to time prescribe.

ARTICLE XVII

Treasurer and Assistant Treasurer

	Subject to the supervisions and direction of the directors, the treasurer shall have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except as the directors may otherwise provide. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation, and shall have such other powers and perform such other duties as the directors may from time to time prescribe.

	Any assistant treasurer shall have such power and perform such duties as the directors may from time to time prescribe.

ARTICLE XVIII

Clerk and Assistant Clerk

	The clerk shall record all proceedings of the stockholders, and, if no secretary is appointed, of the directors, in a book or books to be kept therefor.

	The clerk shall also keep, or cause to be kept, in Massachusetts, the original, or attested copies, of the articles of organization, by-laws, and records of all meetings of incorporators and stockholders for inspection by stockholders at the principal office of the corporation or at the office of the clerk or of a transfer agent or the resident agent if any be appointed. Unless a transfer agent is appointed, the clerk shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders. Any such inspection by a stockholder of the articles of organization, by-laws, record of meetings of the incorporators or stockholders, or the stock and transfer records must be at a reasonable time and for a proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.
	Said copies and records need not all be kept in the same office.

	Any assistant clerk shall have the powers and perform the duties of the clerk in his absence or in case of his inability to act and shall have such other powers and duties as the directors may from time to time prescribe. If neither the clerk nor any assistant clerk is present at any meeting of the stockholders, a temporary clerk to be designated by the person presiding at the meeting shall perform the duties of the clerk.

ARTICLE XIX

Secretary and Assistant Secretary

	If a secretary is appointed, he shall record all proceedings of the directors in a book to be kept therefor. In the absence of the secretary at any such meeting, an assistant secretary, or, if none, a temporary secretary designated by the person presiding at the meeting shall record the proceedings of such meeting in the record book.

	Any assistant secretary shall have the powers and perform the duties of the secretary in his absence or in case of his inability to act and shall have such other powers and duties as the directors may from time to time prescribe.

ARTICLE XX

Removals

	Except as the articles of organization provide otherwise, directors, including persons elected by directors to fill vacancies on the board, may be removed from their respective offices with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of such directors and such stockholders may likewise elect successors; provided that the directors of a class elected by a particular class of stockholders may be removed, and their successors may be elected, only by the vote of the holders of a majority of the shares of such class. Officers may be removed from their respective offices with or without cause by vote of a majority of the directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors. Directors may be removed from office for cause by vote of a majority of the directors then in office after reasonable notice and opportunity to be heard; vacancies so created may be filled by the directors pending the filling of such vacancies by such stockholders.

ARTICLE XXI

Vacancies

	Except as the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from resignation of a director or enlargement of the board, and any vacancy in any other office, however occurring, may be filled by the directors or the remaining directors, though less than a quorum, unless such vacancy, if in the office of director, shall have been filled by the stockholders. Successors so elected shall hold office for the unexpired term, subject to the provisions of Article XX of these by-laws. In lieu of filling and vacancy in the board of directors, the stockholders, in accordance with
Article IX of these by-laws, may reduce the number of directors, but not to a number less than three or less than the number of stockholders, if less than three.

ARTICLE XXII

Certificates of Stock

	Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him in the corporation, and setting forth any other information required by law, in such form as shall, in conformity with law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer, or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

	Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE XXIII

Transfer of Shares of Stock

	Subject to the restrictions on transfer, if any, imposed by the articles of organization or these by-laws, noted conspicuously on the certificate and set forth or referred to on the certificate in the manner required by law and these by-laws, and to notice of adverse claims afforded in the manner required by law, title to a certificate of stock and to the shares represented thereby may be transferred (with the effects provided by law) by delivery of the certificate, but such transfer shall be effective as to third persons only when an appropriate person shall have signed on it or on a separate document an assignment or transfer of such certificate and of the shares or any of them represented thereby or a power to assign or transfer them or when the signature of such person is written without more upon the back of such certificate. Such endorsement may be in blank or may specify the person to whom such certificate and shares are to be transferred or who has power to transfer it. When any certificate of stock is presented to the corporation with a request to register transfer of the same and of the shares represented thereby or any of them, the corporation shall register the transfer as requested if there are on or with such certificate the necessary endorsements aforesaid and if reasonable assurance is given to the corporation that such endorsements or assignments or power, one or more, are genuine and effective and if the corporation has no duty to inquire into adverse claims or has discharged such duty and if any and all applicable laws relating to the collection of taxes have been complied with and if such transfer is in fact rightful or is to a bona fide purchaser. Prior to due presentment for registration of such a transfer, the corporation may treat the registered owner appearing on its books as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Nothing herein contained shall be construed to affect the liability of the owner of shares registered on the books of the corporation for calls, assessments or the like.

	It shall be the duty of each stockholder to notify the corporation of his post office address.

ARTICLE XXIV

Loss of Certificate

	The directors may, subject to law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. They may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

ARTICLE XXV

Issuance of Capital Stock

	The board of directors shall have the authority, without offering the same or any part thereof to the stockholders for subscription, to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, whether or not stockholders of this corporation, for such consideration, whether cash, property, services or expenses, or as such stock dividends, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

ARTICLE XXVI

Seal

	The board of directors shall have power to adopt and alter the form of seal of the corporation.



ARTICLE XXVII

Execution of Papers

	Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the president or by the treasurer.

ARTICLE XXVIII

Fiscal Year

	Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day of December of each year.


ARTICLE XXIX

Voting of Securities of Other Corporations Held by This Corporation

	Unless otherwise provided by the board of directors, the president or treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

ARTICLE XXX

Amendments

These by-laws may be amended or repealed and new by-laws may be made at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, except that no change in the date fixed for the annual meeting shall be made within sixty days before the date stated in Article III. Notice of any change in such date shall be given to all stockholders at least twenty days before the new date fixed for such meeting. If the articles of organization so provide, these by-laws may also be amended or repealed and new by-laws may be made at any time by vote of a majority of the directors then office, except that no change may be made by the directors in the date fixed for the annual meeting of stockholders except in conformity with the foregoing provisions respecting such change made by the stockholders and except further that no by-law may be made, amended or repealed by the directors which alters the provisions of these by-laws with respect to the number, election or removal of directors or the amendment of these by-laws. Not later than the time of giving notice of the meeting, annual or special, of stockholders next following the making, amending or repealing by the directors of any by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-laws whether adopted by the stockholders or by the directors may be amended or repealed by the stockholders.


										Exhibit B.8.a


CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

On May 1, 2000, Massachusetts Electric Company filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End changing the company's fiscal year to the last day of the month of March.


ARTICLES OF MERGER
(General Laws, Chapter 164, Section 96, 102A)



	As of May 1, 2000, Eastern Edison Company and Massachusetts Electric Company, the constituent corporations, merged into Massachusetts Electric Company. The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1.	An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 164, Section 96, 102A, and will be kept as provided by Section 102A thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2.	The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3.	The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

	The Articles of Organization have been amended to read as follows:

	"Effective upon the merger of Eastern Edison Company with and into this Company, the capital stock of this Company is increased by three hundred thousand (300,000) shares of its Preferred Stock, 6 5/8% Series of a par value of one hundred dollars ($100) per share."


										Exhibit B.8.b

	As Amended March 15, 2000





	BY-LAWS

	of

	MASSACHUSETTS ELECTRIC COMPANY


	ARTICLE I.

	PLACE OF STOCKHOLDERS' MEETINGS.

All meetings of the stockholders shall be held in Massachusetts either at the principal office of the corporation or at such other place as is stated in the call.

	ARTICLE II.

	ANNUAL MEETING.

The annual meeting of the stockholders shall be held at the principal office of the corporation or such other place in Massachusetts as is stated in the call of the meeting on the third Wednesday of March in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by stockholders who hold at least one-tenth of the aggregate par value of the capital stock generally entitled to vote. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.

	ARTICLE III.

	SPECIAL MEETINGS OF STOCKHOLDERS.

Except as otherwise provided in Section 4 of Article XVIII, special meetings of the stockholders may be called by the president or by a majority of the directors, and shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk by any other officer of the corporation, upon written application of stockholders who hold at least one-tenth of the aggregate par value of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.



	ARTICLE IV.

	NOTICE OF STOCKHOLDERS' MEETINGS.

Except as otherwise provided in Section 4 of Article XVIII, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

	ARTICLE V.

	QUORUM OF STOCKHOLDERS.

Except as otherwise provided in Section 4 of Article XVIII, at any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by-laws, decide any question brought before such meeting.

	ARTICLE VI.

	PROXIES AND VOTING.

Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.



	ARTICLE VII.

	BOARD OF DIRECTORS.

A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof, or as provided in Section 4 of Article XVIII. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed; provided, however, that while there are four (4) full quarterly dividends in default on the Preferred Stock and the Preferred Stock-Cumulative the number of such directors shall be fixed in accordance with Section 4 of Article XVIII. No director need be a stockholder.

Subject to law, to the agreement of association, to the terms of the Preferred Stock and the Preferred Stock-Cumulative and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders and until his successor is chosen and qualified.

	ARTICLE VIII.

	POWERS OF DIRECTORS.

The board of directors shall have, and may exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

	ARTICLE IX.

	MEETINGS OF THE BOARD OF DIRECTORS.

Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.


ARTICLE X.

	QUORUM OF THE BOARD OF DIRECTORS.

A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

	ARTICLE XI.

	VACANCIES IN BOARD OF DIRECTORS.

If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors so elected, though less than a quorum, may, unless such vacancy shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term. Any vacancy in the office of a director elected by holders of the Preferred Stock and the Preferred Stock-Cumulative shall be filled as provided in Section 4 of Article XVIII.

	ARTICLE XII.

	OFFICERS AND AGENTS.

The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders. The president shall be elected annually by the board of directors after its election by the stockholders. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the agreement of association and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders and until his successor is chosen and qualified, the president shall hold office until the first meeting of directors after the next annual meeting of stockholders and until his successor is chosen and qualified and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.


	ARTICLE XIII.

	PRESIDENT AND VICE PRESIDENTS.

Except as otherwise determined by the board of directors the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

Any vice president shall have such powers as the board of directors shall from time to time designate.

	ARTICLE XIV.

	CLERK.

The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk or an assistant clerk at any such meeting a temporary clerk shall be chosen, who shall record the proceedings of such meeting in the aforesaid books. The clerk, any assistant clerk and such temporary clerk shall be sworn.

The clerk or an assistant clerk shall also keep accurate minutes of all meetings of the board of directors and in their absence from any such meeting a temporary clerk shall be chosen, who shall be sworn and shall record the proceedings of such meeting.

	ARTICLE XV.

	TREASURER.

The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

	ARTICLE XVI.

	REMOVALS.

The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove from office the treasurer, clerk or any director elected by the stockholders generally entitled to vote, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

	ARTICLE XVII.

	VACANCIES.

If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, unless such vacancy, if in the office of the treasurer or clerk, shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of
Article XVI.

	ARTICLE XVIII.

	CLASSES OF STOCK.

The capital stock of the corporation shall consist of Common Stock of the par value of $25 a share and two classes of preferred stock, Preferred Stock of the par value of $100 a share and Preferred Stock - Cumulative of the par value of $25 a share, each having respectively preferences, voting rights, restrictions and qualifications as follows:

SECTION 1.		Common Stock.

Each share of the Common Stock shall be equal to every other share thereof in every respect. Except as required by law and except as hereafter specifically provided in Section 2 of this Article XVIII, the holders of Common Stock shall have the exclusive right to vote.

SECTION 2.		Preferred Stock.

A.	The shares of Preferred Stock may be issued, as the board of directors may determine, in one or more series each bearing such designation as to distinguish the shares thereof from the shares of all other series and classes of capital stock of the corporation. All shares of Preferred Stock, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the Preferred Stock - Cumulative. Subject to any applicable provisions of law, the shares of Preferred Stock of different series may vary, as determined by the board of directors and, if required by law, by the stockholders, as to the following rights and preferences:

(1)	The annual dividend rate, or method of calculation thereof,
and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

(2)	The redemption price or prices, or method of calculation
thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

(3)	The amount or amounts payable upon any liquidation or
dissolution or winding up;

(4)	The terms and amount of any sinking fund provided for the
purchase or redemption of shares; and

(5)	The conversion, participation or other special rights.

B.	Before any dividends on, or any distribution of assets (by
purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock as to dividends (both hereinafter in this subsection B called "junior stock") shall be paid or set apart for payment or otherwise provided for, the holders of the Preferred Stock shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of February, May, August and November in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding thirty (30) days preceding such dividend payment dates, fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock or on any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

(1)	On shares issued prior to the record date for the first
dividend on the shares of such series, from the date for the particular series fixed therefor;


(2)	On shares issued after a record date for a dividend, but
prior to the dividend payment date for such dividend, from said dividend payment; and

(3)	Otherwise from the quarter-yearly dividend payment date
next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock to the last preceding quarterly dividend payment shall have been paid in full or declared and set apart for payment before there shall be any dividend or distribution on, or purchase of, junior stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided for in subsection D below. Whenever dividends accrued on all outstanding shares of Preferred Stock to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, and subject to the limitations set forth in subsection H below and, when applicable, in subsection E(2)(i) of Section 4 of this Article XVIII, the board of directors may, without waiting for the expiration of the current dividend period for the Preferred Stock, declare and pay dividends on any junior stock out of funds legally available therefor.

As used in this Section 2, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

C.	The corporation, pursuant to action of its board of directors or as provided in subsection A(11) of Section 4 of this Article XVIII, may redeem the whole or any part of any series of the Preferred Stock at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock or any other class of preferred stock ranking on a parity therewith as to assets, no Preferred Stock or such parity stock shall be redeemed, purchased or otherwise acquired by the corporation unless all series of Preferred Stock and such parity stock which are redeemable shall be redeemed and unless an offer is made to (a) purchase all Preferred Stock and such parity stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and (b) to purchase all Preferred Stock and such parity stock of any series which is not redeemable at the time at a price equal to the highest then redemption price on any outstanding shares of Preferred Stock and such parity stock, after giving effect to the differences in par value among classes of preferred stock, or unless a partial redemption or any purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

D.	In the event of any liquidation, dissolution or winding up
(whether voluntarily or involuntarily) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock or any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock or such parity stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock or such parity stock, the remaining assets and funds of the corporation shall be divided and distributed among the holders of Common Stock or any other stock ranking junior to the Preferred Stock as to assets then outstanding according to their respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

E.	Except as required by law and except as hereafter specifically provided in this Section 4 of this Article XVIII, the holders of Preferred Stock shall have no right to vote.

F.	Except as otherwise expressly provided by law, no holder of
Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrant carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, then, unless otherwise provided by law, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

G.	Subject to the limitations, if any, contained in Sections 4 and 5 of this Article XVIII, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Preferred Stock or additional shares of the initial or any other series of Preferred Stock.

H.	So long as any shares of the Preferred Stock of any series are outstanding, the payment of dividends on Common Stock or on any other stock of the corporation ranking junior to the Preferred Stock as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred Stock as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

(1)	If and so long as the junior stock equity is, or as a
result of the proposed payment would become, less than twenty per cent (20%) of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

(2)	If and so long as the junior stock equity is, or as a
result of the proposed payment would become, less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared.

For the purposes of this subsection H "net income" shall be determined in accordance with generally accepted accounting principles, provided, however, that the amount deducted for depreciation shall be an amount computed in accordance with clause (c) of Section 4E hereof.

The term "junior stock equity" is defined in subsection E(2)(i) of
Section 4 of this Article XVIII. The term "total capitalization" as used in this subsection H means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock and any other stock ranking prior thereto or on a parity therewith as to dividends or assets, and (z) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

I.	No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 2.

J.	The shares of Preferred Stock from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or as otherwise provided by law. Any and all shares of Preferred Stock upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.
K.	Every holder of Preferred Stock of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.

SECTION 3.		Preferred Stock - Cumulative.

A.	The shares of Preferred Stock - Cumulative may be issued, as the board of directors may determine, in one or more series each bearing such designation as to distinguish the shares thereof from the shares of all other series and classes of capital stock of the corporation. All shares of Preferred Stock - Cumulative, irrespective of series, shall constitute one and the same class of stock and shall be of equal rank as to dividends and assets with each other and with the Preferred Stock. Subject to any applicable provisions of law, the shares of Preferred Stock - Cumulative of different series may vary, as determined by the board of directors and, if required by law, by the stockholders, as to the following rights and preferences:

(1)	The annual dividend rate, or method of calculation thereof,
and the date from which the dividends on shares issued prior to the record date for the first dividend shall be cumulative and the date for the first dividend;

(2)	The redemption price or prices, or method of calculation
thereof, and any restriction on the exercise by the corporation of its right to redeem such series;

(3)	The amount or amounts payable upon any liquidation or
dissolution or winding up;

(4)	The terms and amount of any sinking fund provided for the
purchase or redemption of shares; and

(5)	The conversion, participation or other special rights.

B.	Before any dividends on, or any distribution of assets (by
purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to dividends (both hereinafter in this subsection B called "junior stock") shall be paid or set apart for payment or otherwise provided for, the holders of the Preferred Stock - Cumulative shall be entitled to receive, but only when and as declared by the board of directors, out of any funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series payable quarterly on the first days of February, May, August and November in each year commencing on a date specified for the first dividend date as herein provided to stockholders of record on the respective dates, not exceeding thirty (30) days preceding such dividend payment dates, fixed in advance for the purpose by the board of directors prior to the payment of each particular dividend. No dividends shall be declared on any series of the Preferred Stock - Cumulative or on any other class of preferred stock ranking on a parity therewith, as to dividends, in respect of any quarter-yearly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Stock
- Cumulative and of any other class of such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preferred Stock - Cumulative shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

(1)	On shares issued prior to the record date for the first
dividend on the shares of such series, from the date for the particular series fixed therefor;

(2)	On shares issued after a record date for a dividend, but
prior to the dividend payment date for such dividend, from said dividend payment; and

(3)	Otherwise from the quarter-yearly dividend payment date
next preceding the date of issue of such shares;

so that dividends accrued on all outstanding shares of Preferred Stock - Cumulative to the last preceding quarterly dividend payment shall have been paid in full or declared and set apart for payment before there shall be any dividend or distribution on, or purchase of, junior stock. The holders of the Preferred Stock - Cumulative shall not be entitled to receive any dividends thereon other than the dividends referred to in this subsection B and other than distributions provided for in subsection D below. Whenever dividends accrued on all outstanding shares of Preferred Stock - Cumulative to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, and subject to the limitations set forth in subsection H below and, when applicable, in subsection E(2)(i) of Section 4 of this Article XVIII, the board of directors may, without waiting for the expiration of the current dividend period for the Preferred Stock - Cumulative, declare and pay dividends on any junior stock out of funds legally available therefor.

As used in this Section 3, the expression "dividends accrued" shall mean the sum of amounts with respect to all shares of Preferred Stock - Cumulative then outstanding, which as to each share shall be an amount computed at the rate per annum of the par value thereof fixed for the particular series from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared payable on or before said last mentioned date and set aside for such payment on such share.

C.	The corporation, pursuant to action of its board of directors or as provided in subsection A(11) of Section 4 of this Article XVIII, may redeem the whole or any part of any series of the Preferred Stock - Cumulative at the time outstanding, at any time or from time to time, by paying in cash as herein provided the redemption price of the shares of the particular series fixed therefor, together with dividends accrued to the date fixed for such redemption, and by mailing, postage prepaid, at least thirty
(30) days and not more than ninety (90) days prior to the date fixed for said redemption a notice specifying said redemption date to the holders of record of the Preferred Stock - Cumulative to be redeemed, at their respective addresses as the same shall appear on the books of the corporation; provided, however, that the exercise by the corporation of its right to redeem shares of any particular series may be subject to such restrictions as are determined for said series. In case of the redemption of a part only of any series of the Preferred Stock - Cumulative at the time outstanding, the corporation shall select by lot in such manner as the board of directors determines, the shares so to be redeemed. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the corporation, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for the shares of the Preferred Stock - Cumulative so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue, and all rights of the holders thereof shall forthwith cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that if, after mailing said notice as aforesaid and prior to the date of redemption specified in such notice, said funds shall be set aside by deposit in trust, for the account of the holders of the Preferred Stock - Cumulative to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or The Commonwealth of Massachusetts, having a capital, undivided profits and surplus aggregating at least $5,000,000, thereupon all shares of the Preferred Stock - Cumulative with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock - Cumulative shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such deposit the amount payable upon the redemption but without interest. In case the holders of the Preferred Stock - Cumulative which shall have been redeemed shall not within four years of the date of redemption thereof claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it and shall thereupon be relieved of all responsibility in respect thereof, and the corporation shall not be required to hold the amount so paid over to it separate and apart from its other funds, and thereafter the holders of such shares of Preferred Stock - Cumulative shall look only to the corporation for payment of the redemption price thereof, but without interest. If there are any dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Preferred Stock - Cumulative or any other class of preferred stock ranking on a parity therewith as to assets, no Preferred Stock - Cumulative or such parity stock shall be redeemed, purchased or otherwise acquired by the corporation unless all series of Preferred Stock - Cumulative and such parity stock which are redeemable shall be redeemed and unless an offer is made to (a) purchase all Preferred Stock - Cumulative and such parity stock of any series which is not redeemable at the time under limited restrictions then applicable thereto at a price equal to the then redemption price for such series if such restrictions were not applicable and (b) to purchase all Preferred Stock - Cumulative and such parity stock of any series which is not redeemable at the time at a price equal to the highest then redemption price on any outstanding shares of Preferred Stock - Cumulative and such parity stock, after giving effect to the differences in par value among classes of preferred stock, or unless a partial redemption or any purchase or other acquisition shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. All stock redeemed or purchased under the provisions of this subsection C shall be retired.

D.	In the event of any liquidation, dissolution or winding up
(whether voluntarily or involuntarily) of the affairs of the corporation or any distribution of its capital, then before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to assets, the holders of each series of the Preferred Stock - Cumulative at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock - Cumulative or any other class of preferred stock ranking on a parity therewith, as to assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock - Cumulative or such parity stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Stock
- Cumulative or such parity stock, the remaining assets and funds of the corporation shall be divided and distributed among the holders of Common Stock or any other stock ranking junior to the Preferred Stock - Cumulative as to assets then outstanding according to their respective rights. Neither the consolidation nor the merger of the corporation with or into any other corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation.

E.	Except as required by law and except as hereafter specifically provided in this Section 4 of this Article XVIII, the holders of Preferred Stock - Cumulative shall have no right to vote.

F.	Except as otherwise expressly provided by law, no holder of
Preferred Stock - Cumulative shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrant carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is expressly required by law that such new or additional issue be offered proportionately to the stockholders, then, unless otherwise provided by law, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.
G.	Subject to the limitations, if any, contained in Sections 4 and 5 of this Article XVIII, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and terms of outstanding capital stock. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Preferred Stock - Cumulative or additional shares of the initial or any other series of Preferred Stock - Cumulative.

H.	So long as any shares of the Preferred Stock - Cumulative of any series are outstanding, the payment of dividends on Common Stock or on any other stock of the corporation ranking junior to the Preferred Stock - Cumulative as to dividends or assets (other than (i) dividends payable in stock ranking junior to the Preferred Stock - Cumulative as to dividends and assets or (ii) dividends paid in cash if immediately thereafter there shall be paid to the corporation in cash an amount equal to such dividends for shares of or as a capital contribution with respect to stock ranking junior to the Preferred Stock - Cumulative as to dividends or assets) and the making of any distribution of assets to holders of stock ranking junior to the Preferred Stock - Cumulative as to dividends or assets by purchase of shares or otherwise (each of such actions being herein embraced within the term "payment of junior stock dividends") shall be subject to the following limitations:

(1)	If and so long as the junior stock equity is, or as a
result of the proposed payment would become, less than twenty per cent (20%) of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed fifty per cent (50%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock - Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared; and

(2)	If and so long as the junior stock equity is, or as a
result of the proposed payment would become, less than twenty-five per cent (25%) but is twenty per cent (20%) or more of total capitalization the payment of junior stock dividends, including the proposed payment, during the twelve months ending with the last day of the month in which the proposed payment is to be made shall not exceed seventy-five per cent (75%) of the net income of the corporation available for the payment of dividends on the stock ranking junior to the Preferred Stock
- Cumulative as to dividends and assets for the twelve full calendar months immediately preceding the calendar month in which such dividend is declared.

For the purposes of this subsection H "net income" shall be determined in accordance with generally accepted accounting principles, provided, however, that the amount deducted for depreciation shall be an amount computed in accordance with clause (c) of subsection I(2) hereof.

The term "junior stock equity" is defined in subsection E(2)(i) of
Section 4 of this Article XVIII.

  	The term "total capitalization" as used in this subsection H means the aggregate of (x) the junior stock equity, (y) the par value of, or stated capital represented by, the outstanding shares of Preferred Stock -
Cumulative and any other stock ranking prior thereto or on a parity therewith as to dividends or assets, and (z) the principal amount of all outstanding indebtedness of the corporation represented by bonds, notes and other evidences of indebtedness maturing by their terms more than one year from the date of issue thereof.

I.	No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 3.

J.	The shares of Preferred Stock - Cumulative from time to time duly authorized may be issued for such consideration as may be fixed from time to time either by the board of directors or as otherwise provided by law. Any and all shares of Preferred Stock - Cumulative upon receipt by the corporation of the consideration so fixed shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

K.	Every holder of Preferred Stock - Cumulative of the corporation by becoming such shall be held to have consented to all of these provisions and to have agreed to be bound thereby and to have waived to the full extent permitted by law any right such holder may have either now or at any time in the future contrary to these provisions.

SECTION 4.		Certain Rights of Preferred Stock and
Preferred Stock - Cumulative.

A.	(1)	"Equal Preference Stock" as used in this subsection A shall
mean the Preferred Stock, the Preferred Stock - Cumulative, and any other class of preferred stock ranking on a parity therewith as to dividends.

If dividends accrued to the last preceding quarterly dividend payment date or dates on the outstanding Equal Preference Stock shall at any time and from time to time equal or exceed an amount equivalent to four (4) full quarterly dividends on any shares of any series of the Equal Preference Stock at the time outstanding, then until all dividends in default on the Equal Preference Stock shall have been paid, the holders of Equal Preference Stock, voting separately as one class, shall have the right to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of the stock generally entitled to vote, voting separately as one class, shall have the right to elect the remaining members of the board of directors. If and when all dividends in default on the Equal Preference Stock shall be paid (and, except when prevented from so doing by any applicable restriction of law or contained in any agreement relating to indebtedness of the corporation, such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable unless, by a majority vote of the directors elected by the holders of stock generally entitled to vote, such directors determine such payment not to be in the best interests of the corporation), the Equal Preference Stock shall thereupon be divested of such special right to elect any member of the board of directors, but subject always to the same provisions for the vesting of such special right in the Equal Preference Stock in case of further like default or defaults.

(2)	Upon accrual of the right of the holders of the Equal
Preference Stock to elect a majority of the board of directors as above provided in this subsection A, the president, a vice president or the clerk of the corporation shall call a special meeting of the stockholders of the corporation for the purpose of electing a new board of directors to be held not less than forty-five (45) nor more than sixty (60) days after the accrual of such right; provided, however, that no such special meeting shall be called if the date of such accrual of such right shall be less than one hundred twenty (120) days but not less than forty-five (45) days prior to the date otherwise fixed by the by-laws of the corporation for the next annual meeting of the stockholders, in which event said annual meeting shall be held on the date specified in the by-laws or a special meeting in lieu thereof called to be held within three (3) days thereafter. If said officers fail to call such meeting, or fail to hold such annual meeting or special meeting in lieu thereof within three (3) days of the date provided therefor in the by-laws, any holder or holders of Equal Preference Stock holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

(3)	The notice of any such special meeting, any annual meeting
of the corporation or any special meeting in lieu thereof, at which the holders of the Equal Preference Stock shall have the right to elect directors, shall be mailed by the corporation not less than thirty (30) days prior to the meeting and state (x) that by reason of the fact that dividends payable on the Equal Preference Stock are or have been in default in an amount equal to or in excess of four (4) full quarterly dividends, the holders of the Equal Preference Stock, voting together as a class, are entitled to elect the smallest number of directors necessary to constitute a majority of the full board of directors, (y) that any holder of the Equal Preference Stock has the right at any reasonable time to inspect and make copies of the list or lists of the holders of Equal Preference Stock maintained at the principal office of the corporation or at the office of any transfer agent for the Equal Preference Stock, and (z) the substance of the next succeeding paragraph with respect to the number of shares of Equal Preference Stock required to be represented at any meeting or adjournment thereof for the election of directors of the corporation at which such holders have the right to elect directors.

(4)	At any such special or annual meeting at which the holders
of the Equal Preference Stock shall have the right to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding stock generally entitled to vote shall be required to constitute a quorum of such class for the election of directors and the presence in person or by proxy of the holders of a majority of the outstanding Equal Preference Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of such a quorum of the holders of the Equal Preference Stock, no election of directors shall be held but a majority of the holders of the Equal Preference Stock who are present in person or by proxy shall have the power to adjourn the meeting for election of directors to a date not less than twenty-five (25) nor more than sixty
(60) days for the date of such original meeting. At such adjourned meeting the presence in person or by proxy of the holders of thirty-five per cent (35%) of the outstanding Equal Preference Stock shall constitute a quorum of such class for the election of directors.

In the calculation of any quorum, majority, or percentage, of the Equal Preference Stock, each share of stock bearing $100 par value shall be counted as one and each share of stock bearing $25 par value shall be counted as one-quarter. The Equal Preference Stock, when voting as such, shall vote as a single class.

(5)	In the event any such special or annual meeting of
stockholders shall be adjourned as aforesaid, the president, any vice president or the clerk of the corporation shall, within ten (10) days after the date of the original meeting, cause notice of the adjourned meeting to be given to all stockholders of the corporation entitled to vote thereat. Such notice shall contain substantially the statements hereinabove required with respect to the original meeting, and shall further state that the required quorum of the holders of the Equal Preference Stock was not present at such original meeting and that the holders of thirty-five per cent (35%) of the outstanding Equal Preference Stock will constitute a quorum of such class for the election of directors at such adjourned meeting.

(6)	If the requisite quorum of holders of the Equal Preference
Stock shall not be present at such adjourned meeting, then, in case the original meeting was a special meeting called as aforesaid, the directors of the corporation then in office shall remain in office until the next annual meeting of the stockholders of the corporation and until their successors have been elected and shall qualify; or if such original meeting was an annual meeting of the stockholders or special meeting in lieu thereof, all members of the board of directors to be elected at such meeting shall be elected by a vote of the holders of a majority of the shares of the stock generally entitled to vote present in person or represented by proxy at such adjourned meeting.


(7)	Upon reversion, pursuant to subsection A(1), of the voting
powers to their status prior to default, a special or annual meeting of stockholders generally entitled to vote shall be held for the purpose of electing directors. Notice thereof shall be given promptly by the corporation and in any case within fifteen (15) days after such reversion, such notice to be mailed by the corporation not less than seven (7) nor more than ten (10) days prior to such meeting to all stockholders generally entitled to vote at their respective addresses appearing upon the books of the corporation, unless such notice shall have been waived either before or after the holding of such meeting by all such stockholders. If the corporation fails to call such meeting or fails to hold such annual meeting within three (3) days of the date provided therefor in the by-laws, any holder or holders of stock generally entitled to vote holding in the aggregate one thousand (1,000) shares may call a special meeting for such purpose.

(8)	Forthwith upon the election of a majority of the board of
directors of the corporation by the holders of Equal Preference Stock pursuant to subsection A(1) hereof, the terms of office of all persons who may be directors of the corporation at the time shall terminate, whether or not the holders of stock generally entitled to vote shall then have elected the remaining members of the board of directors, and, if the holders of stock generally entitled to vote shall not have elected the remaining members of the board of directors, then the directors of the corporation in office just prior to the election of the majority of the board of directors by the holders of Equal Preference Stock shall appoint the remaining directors of the corporation pending such election by the holders of stock generally entitled to vote. Any director elected by holders of Equal Preference Stock shall hold office until the next annual meeting of the holders of Equal Preference Stock and until his successor is chosen and qualified, except that upon the reversion, pursuant to subsection A(1), of the voting powers to their status prior to default, then forthwith upon the election of new directors by the holders of stock generally entitled to vote, the terms of office of the directors elected by the holders of Equal Preference Stock shall terminate.

(9)	During any period in which the holders of Equal Preference
Stock have the right to elect a majority of the board of directors, pursuant to subsection A(1), the number of directors constituting the full board of directors shall be the number constituting the full board of directors immediately prior to said period unless it be changed at an annual meeting of stockholders by a two-thirds vote of the holders of Equal Preference Stock and by a two-thirds vote of the holders of stock generally entitled to vote to such number as shall have been stated in the notice of said annual meeting.

(10)	In case of any vacancy in the office of a director elected
by the holders of Equal Preference Stock pursuant to the foregoing provisions of this subsection A, the remaining directors elected by the holders of Equal Preference Stock by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.
The holders of the Equal Preference Stock, at a special meeting called for the purpose by the holders of an aggregate of not less than one thousand (1,000) shares of the Equal Preference Stock, upon notice mailed not less than thirty (30) days prior to such meeting to all stockholders entitled to vote thereat, by a vote of a majority of the Equal Preference Stock issued and outstanding, may remove from office a director elected by the holders of Equal Preference Stock and may elect a successor for the remainder of his term.

(11)	Under all circumstances, however, the directors elected by
the holders of stock generally entitled to vote shall have the right, and neither the holders of Equal Preference Stock nor any directors elected under these provisions by the holders of Equal Preference Stock shall have any right, to vote upon the question of calling for redemption, or of purchasing, all of the Equal Preference Stock at the time outstanding.

(12)	Except when some mandatory provision of law shall be
controlling or as otherwise provided in this Section 4 and, with respect to any special rights of (i) the Preferred Stock as a class, or
(ii) the Preferred Stock - Cumulative as a class, or (iii) any series of either such class as a series, in the provisions of the by-laws or articles of organization controlling said class or in the votes creating said series, neither the Preferred Stock nor the Preferred Stock - Cumulative shall be entitled to vote as a separate class, and no outstanding series of either such class shall be entitled to vote as a separate series, on any matter and all shares of the Preferred Stock of all series and all shares of the Preferred Stock - Cumulative of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the corporation by classes may now or hereafter be required.

B.	So long as any shares of the Preferred Stock of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock of all series then outstanding make any change in the provisions relative to the Preferred Stock, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all of such series, only to the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required.

C.	So long as any shares of the Preferred Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock - Cumulative of all series then outstanding make any change in the provisions relative to the Preferred Stock
- Cumulative, or of any series thereof, which would change the express terms and provisions of such stock (other than the express terms and provisions thereof set forth in subsections A, D, and E of this Section 4) in any manner prejudicial to the holders thereof except that if such change is prejudicial to the holders of one or more, but not all, of such series, only the vote of the holders of two-third of the total number of shares of all series so affected and then outstanding shall be required.

D.	So long as any shares of the Preferred Stock or the Preferred
Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least two-thirds of the total number of shares of the Preferred Stock and the Preferred Stock - Cumulative of all series then outstanding:

(1)	Make any change in the provisions of this Section 4, which
would change the express terms and provisions of subsections A, D, or E, or such stock in any manner prejudicial to the holders of the Preferred Stock and the Preferred Stock - Cumulative, except that if such change is prejudicial to the holders of one class, but not both, only the vote of the holders of two-thirds of the total number of shares of the class so affected and then outstanding shall be required; or

(2)	Create or authorize any class of stock which shall be
preferred as to dividends or assets over the Preferred Stock, the Preferred Stock - Cumulative or any security convertible into either class.

No preferred stock so preferred as to dividends or assets over the Preferred Stock or the Preferred Stock - Cumulative (other than either of such preferred stocks issued upon conversion of another security) shall be issued more than six months after the above referred to vote creating or authorizing such class of stock unless within six months prior to such issue approval thereof has been obtained, at a meeting called for the purpose, by vote of at least two-thirds of the total number of shares of Preferred Stock and Preferred Stock - Cumulative of all series outstanding.

E.	So long as any shares of the Preferred Stock or the Preferred
Stock - Cumulative of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least a majority of the total number of shares of the Preferred Stock and Preferred Stock - Cumulative of all series then outstanding:

(1)	Issue shares of Preferred Stock or the Preferred Stock -
Cumulative of any series if after such issue the aggregate combined outstanding par value of all series thereof would exceed $120 million.

(2)	Issue additional shares of any series of Preferred Stock or
the Preferred Stock - Cumulative or of any other stock ranking prior thereto or on a parity therewith as to dividends or assets, except for refunding an equal par or stated value of Preferred Stock or Preferred Stock - Cumulative, or other such prior or parity preferred stock, of the corporation theretofore outstanding:

(i)	Unless the junior stock equity to be outstanding
immediately after such issue shall be at least equal to the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all Preferred Stock and Preferred Stock - Cumulative of all series and of any other such prior or parity stock to be outstanding immediately after such issue; provided, however, that if for the purpose of meeting this requirement it shall have been necessary to take into consideration any portion of the earned surplus of the corporation, the corporation shall not (until such junior stock equity exclusive of such portion of earned surplus shall equal such aggregate) pay any dividends or make any distribution on shares of its stock ranking junior to the Preferred Stock and Preferred Stock - Cumulative as to dividends or assets which would result in reducing such junior stock equity to an amount less than such aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation; and

(ii)	Unless the gross income of the corporation after
taxes available for interest on its indebtedness and for dividends on the Preferred Stock, the Preferred Stock - Cumulative and any other such prior or parity stock, determined in accordance with generally accepted accounting principles, for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the calendar month in which such additional stock is issued, or in which a contract for the issuance and sale thereof is made, is at least one and one-half (1?) times the aggregate of the annual interest charges and dividend requirements on all interest bearing indebtedness and all series of Preferred Stock, Preferred Stock - Cumulative and such prior or parity stock to be outstanding immediately after the proposed issue. In said computations under this subsection (ii):

(a)	Interest on indebtedness and dividends on stock
in each case to be retired with the proceeds of the proposed issue and similar charges on indebtedness and stock retired or to be retired prior to the proposed issue from the proceeds of any junior stock issued by the corporation are to be excluded;

(b)	Such gross income, similarly determined for
said twelve (12) months period, from any property acquired by purchase, merger or otherwise during or after said period or to be acquired in connection with the proposed issue, may be included; and

(c)	The amount deducted for depreciation shall be
the amount charged by the corporation on its books for depreciation during such period but not less than the greater of (x) two and one-tenth per cent (2.1%) of the arithmetical average of the gross plant investment in depreciable property on the books of the corporation on the first and last days of such period or (y) the largest minimum depreciation requirement for such period of any mortgage indenture to which the corporation is a party during such period.



"Junior stock equity" as used in this subsection E and in subsections H of Sections 2 and 3 of this Article XVIII means the aggregate of the par value of, or stated capital represented by, the outstanding shares of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on capital stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the corporation less the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all outstanding preferred stock of the corporation over the aggregate par or stated value thereof and less, unless the amounts or items are being amortized or are being provided for by reserves, (a) any amounts recorded on the books of the corporation in adjustment accounts for utility plant and other plant in excess of the original cost thereof, (b) unamortized debt discount and expense and capital stock discount and expense, and (c) the excess, if any, during the period from January 1, 1954 to the end of a month within ninety
(90) days preceding the date as of which junior stock equity is determined, over the amount charged by the corporation on its books during such period for depreciation of an amount determined as follows:

(x)	For the calendar year 1954 and for each full calendar year
thereafter, an amount equal to two and one-tenth per cent
(2.1%) of the arithmetical average of the gross plant investment in depreciable property on the books of the corporation on January 1 and December 31 of such calendar year; and

(y)	For any other period, an amount equal to one-twelfth (1/12)
of two and one-tenth per cent (2.1%) of the gross plant investment in depreciable property on the books of the corporation on the first day of the calendar year in such period multiplied by the number of full calendar months in such period.

(3)	Merge or consolidate with or into any other corporation or
corporations or sell, lease or dispose of all or substantially all its assets, unless such merger, consolidation, sale, lease or disposition, or the issuance and assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises under said Act or by any court of the United States having such jurisdiction.

F.	No stockholder, directors, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 4.

The voting rights set forth in subsections B, C, and D shall not be effective if, in connection with any matter specified therein, provision is made for the purchase, redemption or retirement of all the Preferred Stock and Preferred Stock - Cumulative at the time outstanding, or it is provided that the proposed action shall not be effective unless such provision is made.

In the calculations in subsections D and E of "at least two-thirds of the total number of shares of Preferred Stock and the Preferred Stock - Cumulative" or of "at least a majority of the total number" of such shares, each share of Preferred Stock bearing $100 par value shall be counted as one and each share of Preferred Stock - Cumulative bearing $25 par value shall be counted as one-quarter.

SECTION 5.		Maximum Issues of Preferred Stock and Preferred
Stock - Cumulative.

The corporation shall not, without the vote at a meeting called for the purpose of at least a majority of the shares of stock generally entitled to vote, issue shares of any series of Preferred Stock or Preferred Stock - Cumulative if after such issue the aggregate outstanding par value of all such series would exceed $120 million.

SECTION 6.		Terms Applicable to Specific Series of the
Preferred Stock.

A.	The first series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 4.44% Series"; the annual dividend rate per share shall be four and forty-four hundredths per cent (4.44%) of the par value thereof (such dividends on shares of the initial issue of said first series to be cumulative from November 18, 1953, and the first dividend date to be February 1, 1954); the redemption prices therefor shall be as follows:

If the redemption date is:	Redemption
	Price
On or prior to December 31, 1958	$106.568
January 1, 1959 through December 31, 1961	106.068
January 1, 1962 through December 31, 1964	105.568
January 1, 1965 through December 31, 1967	105.068
January 1, 1968 through December 31, 1970	104.568
After December 31, 1970	104.068

together in each case with accrued dividends; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

B.	The second series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 4.76% Series"; the annual dividend rate per share shall be four and seventy-six hundredths per cent (4.76%) of the par value thereof (such dividends on shares of the initial issue of said second series to be cumulative from August 27, 1962, and the first dividend date to be November 1, 1962); the redemption prices therefor shall be as follows:


If the redemption date is:	Redemption
	Price
On or prior to October 31, 1967	$106.58
November 1, 1967 through October 31, 1972	105.63
November 1, 1972 through October 31, 1977	104.68
After October 31, 1977	103.73



together in each case with accrued dividends; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

C.	The third series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 9.44% Series"; the annual dividend rate per share shall be nine and forty-four hundredths per cent (9.44%) of the par value thereof (such dividends on shares of the initial issue of said third series to be cumulative from October 19, 1970, and the first dividend date to be February 1, 1971); the redemption prices therefor shall be as follows:

If the redemption date is:	Redemption
	Price
On or prior to January 31, 1976	$110.95
February 1, 1976 through January 31, 1981	108.59
February 1, 1981 through January 31, 1986	106.23
After January 31, 1986	103.87

together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 9.44% Series, shall be so redeemed prior to October 1, 1975, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use directly or indirectly of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 9.44% per annum; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

D.	The fourth series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 7.80% Series"; the annual dividend rate per share shall be seven and eighty hundredths per cent (7.80%) of the par value thereof (such dividends on shares of the initial issue of said fourth series to be cumulative from December 14, 1971, and the first dividend date to be February 1, 1972); the redemption prices therefor shall be as follows:

If the redemption date is:	Redemption
	Price
On or prior to January 31, 1977	$109.10
February 1, 1977 through January 31, 1982	107.15
February 1, 1982 through January 31, 1987	105.20
After January 31, 1987	103.25


together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 7.80% Series, shall be so redeemed prior to December 1, 1976, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use directly or indirectly of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 7.80% per annum; and the amounts payable upon any liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

E.	The fifth series of the Preferred Stock of the corporation shall be designated "Cumulative Preferred Stock, 7.84% Series"; the annual dividend rate per share shall be seven and eighty-four hundredths per cent (7.84%) of the par value thereof (such dividends on shares of the initial issue of said fifth series to be cumulative from October 31, 1973, and the first dividend date to be February 1, 1974); the redemption prices therefor shall be as follows:

If the redemption date is:	Redemption
	Price
On or prior to October 31, 1978	$109.00
November 1, 1978 through October 31, 1983	107.04
November 1, 1983 through October 31, 1988	105.08
November 1, 1988 through October 31, 1993	103.12
After October 31, 1993	101.95

together in each case with accrued dividends, provided, however, that none of the Cumulative Preferred Stock, 7.84% Series, shall be so redeemed prior to October 1, 1978, if such redemption is for the purpose or in anticipation of refunding such Preferred Stock through the use, directly or indirectly, of funds obtained by the issuance of debt securities at an effective interest cost to the corporation or other preferred stocks at an effective dividend cost to the corporation (both as computed in accordance with generally accepted financial practice) of less than 7.83% per annum; and the amounts payable upon any liquidation, dissolution, or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends and, if involuntary, shall be $100.00 per share plus accrued dividends.

F.	The sixth series of Preferred Stock of the Company be designated
"Cumulative Preferred Stock, 6.99% Series"; the annual dividend rate per share be six and ninety-nine hundredths percent (6.99%) of the par value thereof (such dividends on shares of the initial issue of said sixth series to be cumulative from August 12, 1993, and the first dividend date to be November 1, 1993); that none of said sixth series will be redeemable until after August 1, 2003; that redemption prices per share if redeemed during the twelve-month periods beginning August 1 in each of the years indicated in the table below be as follows:



Year				Redemption Price
-----				----------------

2003					103.50
2004					103.15
2005					102.80
2006					102.45
2007					102.10
2008					101.75
2009					101.40
2010					101.05
2011					100.70
2012					100.35
2013 and thereafter		$100.00

together in each case with accrued dividends; and that the amounts payable upon liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption prices plus accrued dividends, and, if involuntary, shall be $100.00 per share plus accrued dividends.

G.	The seventh series of Preferred Stock of the corporation be
designated "Cumulative Preferred Stock, 6 5/8% Series"; that the annual dividend rate per share be six and five-eighths percent (6 5/8%) of the par value thereof (such dividends on shares of the initial issue of said seventh series to be cumulative from March 1, 2000, and the first dividend date to be May 1, 2000; and that on or after September 1, 2003, said seventh series will be redeemable at $100 per share together with any accrued dividends; that the amounts payable upon liquidation, dissolution, or winding up shall be $100 per share plus accrued dividends; that said seventh series shall be subject to the benefits of a sinking fund as follows:

As long as any shares of said seventh series are outstanding, the corporation shall, on or before August 31, 2003, and on or before August 31 of each year thereafter, deposit (out of any funds legally available therefor) with the transfer agent for the seventh series (if such transfer agent shall satisfy the requirements for a bank or trust company under Section 2(C) of this Article XVIII, or if not to a bank or trust company which does) as a sinking fund, in trust for the benefit of the holders of shares of said seventh series to be called for redemption, a cash sum sufficient to redeem 15,000 shares of the seventh series on the next succeeding September 1 at a price of $100.00 per share plus accrued dividends. The foregoing is subject to the provision that the corporation shall be entitled to credit against any sinking fund payment, at $100.00 per share (not including any amount equal to any dividends accrued), any shares of said seventh series, which the corporation may have previously acquired in any manner other than through the operation of the provisions of the sinking fund, and not previously used as such credit, provided that, on or before July 15 in the year in which such credit is to be used such transfer agent is furnished with a written notice of the number of shares of said seventh series to be used as such credit and provided, further, that not later than the next succeeding August 31 the corporation delivers to such transfer agent certificates, canceled or for cancellation, representing such number of shares. Forthwith after July 15 in each year in which a deposit of cash is to be made as required, the corporation shall take such action as shall be required to cause the amount so deposited to be applied to the redemption of the largest number of shares of seventh series that can be redeemed therewith on the next succeeding September 1, at the price of $100.00 per share plus accrued dividends in accordance with Section 2(C) of this Article XVIII. Any balance remaining in the sinking fund shall be carried forward and added to the next sinking fund deposit required to be made.

If and so long as a default exists in any obligation of the corporation under this sinking fund, no dividends on the common stock or any other stock of the corporation ranking junior to the Preferred Stock as to dividends or assets shall be made.


SECTION 7.		Terms Applicable to Specific Series of the Preferred
Stock-Cumulative

The first series of Preferred Stock-Cumulative of the Company be designated "Preferred Stock-Cumulative, 6.84% Series"; the annual dividend rate per share be six and eighty-four hundredths percent (6.84%) of the par value thereof (such dividends on shares of the initial issue of said first series to be cumulative from the date of such initial issue, and the first dividend date to be November 1, 1993); that none of said first series will be redeemable until after October 1, 1998; that the redemption price per share be $25.80 plus accrued dividends; and that the amount payable upon liquidation, dissolution or winding up, if voluntary, shall be equal to said redemption price plus accrued dividends, and, if involuntary, shall be $25.00 per share plus accrued dividends.


ARTICLE XIX.

	CERTIFICATES OF STOCK.

Each stockholder shall be entitled to a certificate of capital stock of the corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation; provided, however, that the signature of the president or a vice president or of the treasurer or an assistant treasurer of the corporation, or both such signatures, or the seal of the corporation, or either or both of such signatures and such seal, upon such certificate may be facsimile, and such certificate shall be as valid and effectual for all purposes as if signed by such officer or officers, or sealed with the seal of the corporation, as the case may be. The fact that a person signing has ceased to be an officer shall not invalidate any such certificate.

	ARTICLE XX.

	TRANSFER OF SHARES OF STOCK.

Subject to the restrictions, if any, imposed by the agreement of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

It shall be the duty of each stockholder to notify the corporation of his post office address.

	ARTICLE XXI.

	TRANSFER BOOKS.

The treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses and the number of shares held by each. For the purpose of determining stockholders who are entitled to receive payment of any dividend, to vote or act at a meeting and any adjournment thereof or to receive any offering of additional stock, or for any other purpose permitted by law, the board of directors may from time to time close the transfer books for such period, not exceeding thirty days, as the board may determine or, without closing said books, may fix a record date, not more than thirty days in advance of such payment, meeting, offering or other action, as of which stockholders entitled to such dividend, vote, offering or other right shall be determined.

	ARTICLE XXII.

	LOSS OF CERTIFICATES.

In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.

	ARTICLE XXIII.

	SEAL.

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words
"MASSACHUSETTS ELECTRIC COMPANY -- CORPORATE SEAL" cut or engraved thereon.

	ARTICLE XXIV.

	EXECUTION OF PAPERS.

Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president, any vice president, the treasurer or any assistant treasurer.

	ARTICLE XXV.

	FISCAL YEAR.

Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.

	ARTICLE XXVI.

	AMENDMENTS.

Subject to the provisions of law and of the Preferred Stock and the Preferred Stock-Cumulative, these by-laws may be amended, altered or repealed by a vote of a majority of the outstanding capital stock generally entitled to vote at any meeting of such stockholders, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.



	ARTICLE XXVII.

	LIABILITY AND INDEMNIFICATION.

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article:

(i) The term "officer" includes (a) persons who serve at the request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

(iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

(iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of January 1, 1987, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.



Exhibit B.9.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

Nantucket Electric Company filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


						Exhibit B.10.b.

     As amended at Stockholder
         Meeting 9/15/00


	BY-LAWS
	of
	THE NARRAGANSETT ELECTRIC COMPANY


	ARTICLE I
	MEETINGS OF STOCKHOLDERS


Section 1.  Annual Meetings.

The annual meeting of the stockholders for the election of directors and the transaction of such business as may come before the meeting shall be held on the third Wednesday in March, in each year, within or without Rhode Island as the president or a majority of the directors may designate. If the third Wednesday in March shall in any year be a legal holiday, the annual meeting of the stockholders shall be held on the first business day next succeeding.

Section 2.  Special Meetings.

Except as otherwise provided in the terms of the Preferred Stock, special meetings of the stockholders shall be called by the Secretary or the Assistant Secretary, or by any other officer designated by the Board of Directors for that purpose, upon the written request of (1) the President,
(2) any three members of the Board of Directors, or (3) the holders of not less than one-tenth of the stock entitled to vote at the meeting. Special meetings of the stockholders shall be held within or without Rhode Island, or at such other place as the Board of Directors may from time to time designate.

Section 3.  Notice of Meeting.

Except as otherwise provided in the terms of the Preferred Stock, notice of the time and place of the annual and of each special meeting of the stockholders shall be given to each stockholder entitled to vote thereat by the Secretary, or by some other officer designated by the Board of Directors for that purpose, by mailing the same, postage prepaid, addressed to such stockholder at his post-office address as it appears on the books of the Company, at least ten days before such meeting. The notice shall contain a brief statement of the business to be brought before the meeting; and no other business except that specified shall be acted upon at such meeting.
The validity of any meeting of the stockholders or of any action or proceeding at any such meeting shall not be impaired by reason of a failure to give notice as aforesaid if it shall have been endeavored in good faith to give notice in substantial compliance with the requirements of this section.

Section 4.  Quorum.

Except as otherwise provided in the terms of the Preferred Stock, the holders for the time being of a majority of the stock outstanding and entitled to vote upon a question to be considered at the meeting, as shown by the books of the Company, present in person or by proxy, shall constitute a quorum for the consideration of such question, but the holders of less than a majority may constitute a quorum for the purpose of adjourning a meeting from time to time to such time and place as they shall decide. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, the charter, these by-laws or the terms of the Preferred Stock, decide any question brought before such meeting.

Section 5.  Adjournments.

Except as otherwise provided in the terms of the Preferred Stock, any meeting, whether annual or special, may be adjourned to a definite time and place by the stockholders entitled to vote and present in person or by proxy at such meeting although less than a quorum; any meeting held by adjournment may be further adjourned in the same manner from time to time; and no notice of any such adjournment need be given. Any business which might have been transacted at any meeting on the date for which such meeting was called may be transacted on any date to which such meeting may be adjourned.

Section 6.  Right to Vote and Proxies.

Except as otherwise provided in the terms of the Preferred Stock, at all meetings of the stockholders each share of the stock entitled to vote thereat shall entitle the person registered as the holder thereof on the books of the Company to one vote; stockholders may vote in person or by written proxy, but no vote by proxy shall be received at any meeting until the instrument authorizing the proxy is filed with the Secretary of the Company or, in case of his absence, with the secretary of the meeting.


	ARTICLE II
	DIRECTORS

Section 1.  Election.

A board of not less than five, a majority of whom shall be citizens of the United States, shall be chosen by ballot at the annual meeting of stockholders or at the special meeting held in place thereof, or as provided in the terms of the Preferred Stock. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed; provided, however, that so long as the holders of Preferred Stock are entitled to elect directors under the terms of the Preferred Stock the number of such directors shall be fixed in accordance with the terms of the Preferred Stock. The number of directors may be increased or decreased to a number no less than five and no more than nine by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal, or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the charter, to the terms of the Preferred Stock and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders and until his successor is chosen and qualified.

Section 2.  Powers.

The Board of Directors shall have, and may exercise all the powers of the Company, except such as are conferred upon the stockholders by law, by the charter, by the terms of the Preferred Stock and by these by-laws.

Section 3.  Removals and Vacancies.

The stockholders generally entitled to vote may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove any director elected by the stockholders generally entitled to vote, and may elect a successor. If the office of any director, one or more, elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the stockholders generally entitled to vote may elect a successor or successors, or the remaining directors so elected, though less than a quorum, may choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term. Any removal of a director elected by Preferred Stockholders shall be made, and any vacancy in the office of such a director shall be filled, as provided in the terms of the Preferred Stock.

Section 4.  Meetings.

Regular meetings of the Board of Directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the Board of Directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

Special meetings of the Board of Directors may be held at any time and at any place when called by the president, treasurer or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting, addressed to him at his usual or last known business or residence address.

Section 5.  Quorum.

A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.


	ARTICLE III
	OFFICERS

Section 1.  Enumeration.

The officers of the Company shall be a President, a Treasurer and a Secretary and such other officers as the Board of Directors may from time to time appoint. Any two or more offices may be held by the same person.

Section 2.  Election and Term of Office.

The Board of Directors at its first meeting and thereafter at its first meeting after each annual election of the Board of Directors, or at a special meeting called for the purpose, shall elect a President, a Treasurer and a Secretary. The Board may at any meeting appoint such other officers as it may deem best. The President shall be chosen from among the members of the Board of Directors but no other officer need be a director and no officer need be a stockholder.

The President, Treasurer and Secretary shall hold office, unless sooner removed, until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are chosen. Any of said officers may, however, be removed from office at any time by the election of a successor. All other officers appointed by the Board of Directors shall hold office during the pleasure of the Board and, subject to removal, the term of office shall be such as the Board of Directors shall prescribe. Vacancies in any office may be filled for the unexpired term at any regular or special meeting of the Board. In case of the temporary absence or disability of any officer, the directors may appoint a substitute to perform the duties of such officer during his absence or disability and such appointment shall be conclusive evidence of the authority of such officer.

	ARTICLE IV
	POWERS AND DUTIES OF OFFICERS

Section 1.  The Chairman of the Board of Directors.

If the Board of Directors shall appoint a Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors at which he is present and shall also have, exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 2.  The President.

The President shall submit reports of the operation and condition of the Company to the Board of Directors and to the stockholders from time to time as the Board or the stockholders may require and shall have power to require all officers and employees of the Company to make reports to him from time to time as to any matter within the powers or duties of such officer or agent. He shall also have, exercise and perform such other powers and duties as may properly belong to his office or as may be assigned to him herein or from time to time by the Board of Directors.

Section 3.  Treasurer.

The Treasurer shall have general charge and supervision of all receipts and disbursements of the Company and shall act as custodian of its funds. He shall provide and arrange for the keeping of books of account, shall be the custodian of all books and papers relating to the financial and commercial affairs of the Company, shall see to the deposit of all moneys in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors, and shall render to the Board of Directors at the regular meetings, and whenever else it may require, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall give a bond for the faithful discharge of his duties in such sum, with such sureties and containing such provisions as the Board of Directors may require, the expenses of such bond, however, to be paid by the Company. The Treasurer shall have, exercise and perform such other powers and duties as may be assigned to him herein or from time to time by the Board of Directors.

Section 4.  The Secretary.

The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all proceedings in books kept for that purpose. He shall give notice of all meetings of the stockholders and of the Board of Directors except as otherwise provided by the by-laws or by the Board of Directors. He shall have the custody of all deeds, contracts, agreements and other papers except as otherwise provided by the by-laws or by the Board of Directors and he shall have the custody of the seal of the Company and shall affix it to any instrument requiring the same except as otherwise provided by the Board of Directors. He shall have, exercise and perform such other powers and duties as may be assigned to him herein or from time to time by the Board of Directors. In case of the absence, disability or failure to act of the Secretary at any meeting, the Board of Directors or the stockholders, as the case may be, may elect a temporary secretary to record the minutes of such meeting unless there is an assistant secretary charged with so doing who shall be present at such meeting.


Section 5.  General Manager.

If the Board of Directors shall appoint a General Manager, he shall, under the supervision of the President and the Board of Directors, have such powers and perform such duties as are herein specified and as may be assigned to him by the President or by the Board of Directors.

Section 6.	Vice Presidents, Assistant Treasurers and Assistant
Secretaries.

If the Board of Directors shall appoint one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, they shall, under the supervision of the President and the Board of Directors, respectively, have such powers and perform such duties as are herein specified and as may be assigned to them respectively by the President or by the Board of Directors.

Section 7.	Deposits, Endorsements and Receipts.

All notes, bills of exchange, drafts, checks and other obligations for the payment of money, which may be received by the Company, shall be endorsed for collection and deposited in banks by the Treasurer or an Assistant Treasurer. All endorsements for transfer of notes, bills of exchange, drafts and other obligations for the payment of money, however, must, unless the Board of Directors shall, generally or in a special case, otherwise provide, be signed by the Treasurer or an Assistant Treasurer or Auditor and countersigned by the President, a Vice President or General Manager. All deposits to the credit of the Company shall be made in such banks or depositaries as the Board of Directors may designate. In making deposits to the credit of the Company a rubber stamp may be used in endorsing for deposit.

Section 8.  Execution of Promissory Notes, etc.

All promissory notes, drafts, acceptances, orders and other obligations of the Company for the payment of money, including checks, shall be signed by the Treasurer, an Assistant Treasurer or Auditor, and countersigned by the President, a Vice President or General Manager, unless, generally or in a particular case, the Board of Directors shall otherwise order or provide.

Section 9.  Execution of Conveyances.

All mortgages, leases, deeds and other conveyances of the real estate of the Company and agreements requiring or authorizing such mortgages, leases, deeds or conveyances shall be executed by the President, a Vice President or General Manager and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, unless, generally or in a particular case, the Board of Directors shall otherwise order or provide.

Section 10.	Provisions for Signature of Certain Instruments in Special
Cases.

For the purpose of facilitating the execution of bonds, stock certificates or other securities issued by the Company, the Board of Directors may appoint one or more persons (who need not be members of the board) each bearing the title "Vice President" and having the power to sign such bonds, stock certificates and other securities and in like manner the Board of Directors may appoint one or more persons (who need not be members of the board) each bearing the title "Assistant Treasurer" and having power to sign such bonds, stock certificates and other securities.

ARTICLE V
	STOCK

Section 1.	Stock Certificates.

Every holder of stock of the Company shall be entitled to a certificate or certificates under the seal of the Company, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, certifying to his property in the number of shares owned by him in the Company and designating the class of stock to which such shares belong; provided, however, that when any such certificate is signed by a transfer agent or assistant transfer agent or by a transfer clerk, acting on behalf of the Company, or a registrar, the signature of any such officer and the seal of the Company upon such certificate may be facsimilies, engraved or printed. The fact that an officer signing has ceased to be an officer of the Company, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Company shall not invalidate any such certificate.

Section 2.  Transfer of Stock.

Transfers of stock shall be made only in the manner prescribed by the laws of the State of Rhode Island and, except as otherwise provided in the terms of the Preferred Stock upon a purchase of Preferred Stock by the holder of a majority of the Common Stock, only upon the delivery and surrender of the stock certificate, endorsed as by law required to transfer title, or accompanied by written assignment or power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the Company as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and except only as may be required by law, may in all respects be treated by the Company as the exclusive owner thereof. The Board of Directors may close the transfer books for a period not exceeding thirty
(30) days preceding any meeting of the stockholders or the day appointed for the payment of a dividend upon the stock. In lieu of closing the transfer books preceding any meeting of the stockholders or the day appointed for the payment of a dividend upon the stock, the Board of Directors may determine a day, not more than 45 days preceding said meeting or said dividend payment date, as of which the stockholders of record shall be entitled to vote or to the payment of such dividend irrespective of any transfers of shares between such day of record and such dividend payment date.



Section 3.  Transfer Agent and Registrar.

The Board of Directors may in their discretion at any time appoint transfer agents or registrars, or both, for any class or series of stock of the Company and may from time to time remove them. No certificate of stock of the Company issued while there is a transfer agent therefor shall be valid unless countersigned by such transfer agent and no certificate of stock of the Company issued while there is a registrar therefor shall be valid unless registered by such registrar.

Section 4.  Loss of Certificates.

In case of the alleged loss, destruction or theft by the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the Board of Directors may prescribe.


	ARTICLE VI
	FISCAL YEAR

Except as from time to time otherwise provided by the board of directors, the fiscal year of the Company shall begin on April first of each year.


	ARTICLE VII
	CORPORATE SEAL

The seal of the Company shall consist of a circular device having the words and figures "The Narragansett Electric Company, Incorporated 1926, Rhode Island" engraved or embossed thereon.


	ARTICLE VIII
	WAIVER OF NOTICE

Except for notice to be given to holders of Preferred Stock while they are entitled to elect directors under the terms of the Preferred Stock, notice of the time, place and purpose of any meeting of the stockholders or directors may be waived in writing by any stockholder or director either before or after such meeting.


	ARTICLE IX
	AMENDMENTS

These by-laws may be amended, altered, or repealed at any meeting of the stockholders provided notice of the proposed amendment, alteration, or repeal is given in the notice of said meeting. These may also be altered, amended, or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Article IX, and except that the directors shall not take any action unless permitted by law.

Any by-law so altered, amended, or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.


Exhibit B.11.a.

CERTIFICATE OF INCORPORATION
OF
IOSTA, INC.

FIRST.		The name of the Corporation is Iosta, Inc.

SECOND.	The address of the Corporation's registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.	The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

	FOURTH.	The total number of shares of all classes of stock which
the Corporation shall have authority to issue is 3,000 shares, par value $0.10 per share. The Common Stock shall be issued in one series. All voting rights of the shareholders shall be vested exclusively in the outstanding shares of Common Stock, and each such share shall entitle the holder thereof to one vote per share.

	FIFTH.	The name of the Corporation's sole incorporator is Timothy
E. McAllister, whose mailing address is 260 Franklin Street, Suite 2300, Boston, Massachusetts 02110.

	SIXTH.	The Corporation is to have perpetual existence.

	SEVENTH.	In furtherance of, and not in limitation of, powers
conferred by statute, it is further provided:

		A.	The Board of Directors is expressly authorized to adopt,
amend or repeal the By-Laws of the Corporation.

		B.	Election of directors need not be by written ballot unless
the By-Laws of the Corporation shall so provide.

		C.	The books and records of the Corporation may be kept as
such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

	EIGHTH.	Whenever a compromise or arrangement is proposed between
the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

	NINTH.	Except to the extent that the General Corporation Law of
the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

	TENTH.	The Corporation shall indemnify each person who at any time
is, or shall have been, a director or officer of the Corporation, and is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any By-law, agreement, vote of directors or stockholders or otherwise.

	ELEVENTH.	The Corporation reserves the right to amend, alter, change
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation (as it may, from time to time, be amended, altered or changed), and all rights conferred upon stockholders herein are granted subject to this reservation.

	The undersigned, Timothy E. McAllister, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my free act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of December, 1998.

						       /s/ Timothy E. McAllister
							Timothy E. McAllister


IOSTA, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION


	Iosta, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

	That the board of directors of the Corporation has duly adopted a resolution proposing an amendment to the Certificate of Incorporation of the Corporation and that the holders of the requisite number of outstanding shares of Common Stock of the Corporation have duly approved such amendment by the required vote of such stockholders, adopted by a written action in lieu of a meeting of such stockholders, all in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The resolution adopting such amendment is as follows:

"VOTED:	That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered First so that, as amended, such Article First shall be and read in its entirety as follows:

	   "FIRST:   The name of the Corporation is NGG Holdings,
Inc."

IN WITNESS WHEREOF, NGG Holdings, Inc. has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Vice President, as of December 31, 1998.


					IOSTA, Inc.

					By:    /s/ Clare M. Phelan
						Clare M. Phelan, Vice President


NGG HOLDINGS, INC.
NGG TRUSTEE LLCI

CERTIFICATE OF MERGER

	NGG Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, and NGG Trustee LLCI, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the Commonwealth of Massachusetts, de hereby certify:

	FIRST:	That the constituent entities of the Merger are

1.	NGG Holdings, Inc., a corporation organized and existing
under and by virtue of the General Corporation Law of the State of Delaware; and

2.	NGG Trustee LLCI, a limited liability company organized and
existing under and by virtue of the Limited Liability
Company Act of the Commonwealth of Massachusetts.

	SECOND:	That an Agreement of Merger has been approved, adopted,
certified, executed and acknowledged by each of the constituent entities, all in accordance with Section 264 of the General Corporation Law of the State of Delaware and Section 60 of the Limited Liability Company Act of the Commonwealth of Massachusetts.

	THIRD:	That the name of the surviving corporation is

		NGG Holdings, Inc.

	FOURTH:	That the certificate of incorporation of NGG Holdings, Inc.
shall be the certificate of incorporation of the surviving corporation, and shall be amended as follows:

		"FIRST:	The name of the Corporation is National Grid USA."

	FIFTH:	That the executed Agreement of Merger is on file at an
office of NGG Holdings, Inc., at 25 Research Drive, Westborough,
Massachusetts 01582.

	SIXTH:	That a copy of the Agreement of Merger will be furnished by
NGG Holdings, Inc., on request and without cost, to any stockholder or member of any constituent corporation or limited liability company.

	IN WITNESS WHEREOF, NGG Holdings, Inc. has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Vice President, and NGG Trustee LLCI has caused this certificate to be signed, under penalties of perjury, by Clare M. Phelan, its Manager and Vice President, as of March 22, 2000.


						NGG HOLDINGS, INC.

						By:      /s/ Clare M. Phelan
							Clare M. Phelan, Vice President

						NGG TRUSTEE LLCI

						By:      /s/ Clare M. Phelan
							Clare M. Phelan, Vice President
								and Manager



NATIONAL GRID USA

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

	National Grid USA, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

	That the board of directors of the Corporation has duly adopted a resolution proposing an amendment to the Certificate of Incorporation of the Corporation and that the holders of the requisite number of outstanding shares of Common Stock of the Corporation have duly approved such amendment by the required vote of such stockholders, adopted by a written action in lieu of a meeting of such stockholders, all in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The resolution adopting such amendment is as follows:

"VOTED:	That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered Eighth so that, as amended, such Article Eighth shall be and read in its entirety as follows:

	   "EIGHTH:   [intentionally omitted]"

	IN WITNESS WHEREOF, National Grid USA has caused this certificate to be signed, under penalties of perjury, by Michael E. Jesanis, its Senior Vice President and Chief Financial Officer as of 21 June, 2000.


						NATIONAL GRID USA

						By:     /s/ Michael E. Jesanis

						Title:  Senior Vice President and Chief
							Financial Officer



						Exhibit B.11.b












AMENDED AND RESTATED

BY-LAWS OF




NATIONAL GRID USA




A DELAWARE CORPORATION





December 15, 1998



Addendum

Register of Amendments to the By-laws


NATIONAL GRID USA


* * * * *


BY-LAWS

* * * * *


ARTICLE I.  MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the second Tuesday in February of each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors or the chief executive office, at which meeting the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient, which meeting shall be designated a special meeting in lieu of annual meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 7. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter (or where a separate vote by a class or classes is required, the vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting) shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which by express provision of law, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 9. Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 10. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the corporation within sixty days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


ARTICLE II.  DIRECTORS

Section 1. Number, Election, Tenure and Qualification. The number of directors that shall constitute the whole board shall be not less than one. Within such limit, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or at any special meeting or stockholders. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director?s successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

Section 2. Enlargement. The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

Section 4. Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

Section 5. General Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 6. Chairman of the Board. If the board of directors appoints a chairman of the board, the chairman shall, when present, preside at all meetings of the stockholders and the board of directors. The chairman shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in the chairman by the board of directors.

Section 7. Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware; provided, however, that all meetings shall take place within the United States of America.

Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 9. Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days'notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to such director' business or home address, or three days notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

Section 10. Quorum, Action at Meeting, Adjournments. At all meetings of the board a majority of directors then in office, but in no event less than one-third of the entire board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire board" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of directors were elected, the "entire board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting; provided, however, that no director may participate by conference telephone or other such communications equipment unless such director is physically located within the United States of America.

Section 12. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.
No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.


ARTICLE III.  OFFICERS

Section 1. Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

Section 3. Tenure. Each officer of the corporation shall hold office until such officer's successor is chosen and qualifies, unless a different term is specified in the vote choosing or appointing such officer, or until such officer's earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointment by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering a written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 4. President. The president shall be the chief operating officer of the corporation. The president shall also be the chief executive officer unless the board of directors otherwise provides. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 5. Vice Presidents. In the absence of the president or in the event of the president's inability or refusal to act, the vice president, or if there be more than one vice president, the vice presidents in the order designated by the board of directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 6. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing of such officer's signature.

Section 7. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

Section 8. Treasurer. The treasurer shall perform such duties and shall have such powers as may be assigned by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all the treasurer's transactions as treasurer and of the financial condition of the corporation.

Section 9. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

Section 10. Bond. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of such officer's office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer's possession or under such officer's control and belonging to the corporation.


ARTICLE IV.  NOTICES tc \l1 "ARTICLE IV.  NOTICES

Section 1. Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at such person's address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


ARTICLE V.  INDEMNIFICATION

Section 1.  Actions other than by or in the Right of the Corporation.
The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3. Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 4.  Specific Authorization.  Any indemnification under Section
1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in such Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders of the corporation.

Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in such Section to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation as authorized in this
Article V.

Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article V shall not be deemed exclusive of any other rights to which any person provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 7. Insurance. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

Section 8.  Continuation of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.  Severability.  If any word, clause or provision of this
Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 10. Intent of Article. The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.


ARTICLE VI.  CAPITAL STOCK

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 10 of Article I. If no record date is fixed and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating to such purpose.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


ARTICLE VII.  CERTAIN TRANSACTIONS

Section 1. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors of officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof that authorizes the contract or transaction or solely because such person's or their votes are counted for such purpose, if:

(a)	The material facts as to such person's relationship or
interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)	The material facts as to such person's relationship or
interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	The contract is fair as to the corporation as of the time
it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.


ARTICLE VIII.  GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stack, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. The directors may set apart out of any funds or the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.


ARTICLE IX.  AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting.


Register of Amendments to the By-Laws

Date				Section Affected			Change





Exhibit B.12.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

On May 1, 2000, New England Power Service Company filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End changing the company's fiscal year to the last day of the month of March.


ARTICLES OF MERGER
(General Laws, Chapter 156B, Section 78)

	As of May 1, 2000, EUA Service Corporation and New England Power Service Company, the constituent corporations, merged into New England Power Service Company. The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1.	An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2.	The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3.	The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger: None.


ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)


On May 2, 2000, New England Power Service Company filed with the
Secretary of The Commonwealth of Massachusetts Articles of Amendment as follows:

Articles of Amendment affecting articles numbered Article 1 of the Articles of Organization were duly adopted at a meeting held on May 2, 2000, by vote of 3 shares of Capital Stock of 3 shares outstanding:

Article 1 of the company's Articles of Organization shall be amended to read as follows:

National Grid USA Service Company, Inc.




						Exhibit B.12.b

	Amended 12/6/00


	B Y - L A W S

	OF

	NATIONAL GRID USA SERVICE COMPANY, INC.

	ARTICLE I

	STOCKHOLDERS


Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at the principal office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the President or a majority of the Directors may designate at two o'clock in the afternoon of the first Monday of February in each year, if it be not a legal holiday, and if it be a legal holiday, then at the same hour on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by three or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of three or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

Section 3. Notice of Meetings. A written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

Section 4. Quorum. At any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association, or by these by-laws, decide any question brought before such meeting.

Section 5. Proxies and Voting. Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


	ARTICLE II

	DIRECTORS

Section 1. Powers. The board of directors shall have, and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association, and by these by-laws.

Section 2. Election. A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed. The number of directors may be increased or decreased to a number no less than three and no more than nine by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal, or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the agreement of association and to the other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified.

Section 3. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

Section 5. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.


	ARTICLE II.A

	LIABILITY AND INDEMNIFICATION

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article:

(i) The term "officer" includes (a) persons who serve at the written request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

(iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

(iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of March 1, 1988, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.


Exhibit B.13.a.

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I
The exact name of the corporation is:

National Grid Transmission Services Corporation

ARTICLE II
The purpose of the corporation is to engage in the following business activities:
To engage in the business of providing technical, operational, management, development, engineering and other similar kinds of services relating to electric power transmission and distribution and related services, and to carry on any other related lawful business permitted by the laws of Massachusetts to a corporation organized under the Massachusetts Business Corporation Law, Chapter 156B of the Massachusetts General Laws.

ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE			WITH PAR VALUE
Type		Number of Shares		Type	      Number of Shares	 Par Value
Common:     None				Common:     1,000	        	$1.00
Preferred:  None				Preferred:	None

ARTICLE IV
If more than one class of stock is authorized.

None.

ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

None.

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later date is desired, specify such date which shall not be more than thirty days after the date of filing.
ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.	The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 25 Research Drive, Westborough, MA 01582

b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

NAME			RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Ian C. Davis	16 Greenridge Road	25 Research Drive
					Weston, MA 02493	     Westborough, MA 01582
Treasurer	John G. Cochrane	8 Captain Thompson Lane		"
					Hingham, MA 02043
Clerk:	Gregory A. Hale	39 Old Village Road		"
					Sturbridge, MA 01566
Directors:	Ian C. Davis	16 Greenridge Road		"
					Weston, MA 02493
		Cheryl A. LaFleur	2 Lilac Circle			"
					Wellesley, MA 02482
		Richard P. Sergel	34 Brook Street			"
					Wellesley, MA 02482

c.	The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:  March.

d.	The name and business address of the resident agent, if any, of the corporation is:  None.

ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organizations as incorporator(s) this 1 day of May, 2000.

       /s/ Kirk L. Ramsauer			    /s/ Geraldine M. Zipser
Kirk L. Ramsauer					Geraldine M. Zipser
25 Research Drive					25 Research Drive
Westborough, MA 01582				Westborough, MA 01582



											Exhibit
B.13.b
	May 1, 2000













	B Y - L A W S

	OF

	NATIONAL GRID TRANSMISSION SERVICES CORPORATION


	ARTICLE I

	STOCKHOLDERS


Section 1. Annual Meeting. The annual meeting of stockholders shall be held at the office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the president or a majority of the directors may designate, on the fourth Friday of March in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the articles of organization and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by one or more stockholders who are entitled to vote and who hold at least one-fourth part in interest of the capital stock. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting.

Section 2. 	Special Meetings.  Special meetings of the stockholders may be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of one or more stockholders who are entitled to vote and who hold at least one-fourth part in interest of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

Section 3. Notice of Meetings. A written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy; or if every such stockholder, or his attorney thereunto authorized, by a writing, executed before or after the meeting, and filed with the records of the meeting, waives such notice.

Section 4. Quorum. At any meeting of the stockholders, a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the articles of organization or by these by-laws, decide any question brought before such meeting.

Section 5. Proxies and Voting. Stockholders who are entitled to vote shall have one vote for each share of stock owned by them. Stockholders may vote either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


	ARTICLE II

	DIRECTORS


Section 1. Powers. The board of directors shall have, and may exercise all the powers of the corporation, except such as are conferred upon the stockholders by law, by the articles of organization, and by these by-laws. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

Section 2. Election. A board of not less than three directors shall be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in place thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected but the stockholders may, at any special meeting held for the purpose during any such year, increase or decrease (within the limit above specified) the number of directors as thus fixed, and elect new directors to complete the number so fixed, or remove directors to reduce the number of directors to the number so fixed. The number of directors may be increased or decreased to a number no less than three and no more than seven by the directors at any time by a vote of a majority of the directors then in office until the next annual meeting or special meeting in lieu of such annual meeting, provided, however, that the directors may only eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder. Subject to law, to the articles or organization and to the other provisions of these by-laws, each director shall hold office until the next annual meeting and until his successor is chosen and qualified.

Section 3. Regular Meetings. Regular meetings of the board of directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.

Section 4. Special Meetings. Special meetings of the board of directors may be held at any time and at any place when called by the president, treasurer, or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him at his usual or last known business or residence address.

Section 5. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

Section 6. Committees. Standing or temporary committees may be appointed from its own number by the board of directors from time to time, with such duties and powers as may be prescribed by vote of the board of directors.


	ARTICLE III

	OFFICERS AND AGENTS

Section 1. Election and Appointment. The officers shall be a president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders. The president shall be elected annually by the board of directors after its election by the stockholders. Unless the board of directors otherwise determines, the president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders and until his successor is chosen and qualified; the president shall hold office until the first meeting of directors after the next annual meeting of stockholders and until his successor is chosen and qualified; and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

Section 2. President and Vice Presidents. Except as otherwise determined by the board of directors, the president shall be the chief executive officer of the corporation. Except as otherwise determined by the board of directors, he shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.

Any vice presidents shall have such powers as the board of directors shall from time to time designate.

Section 3. Clerk. The clerk shall keep an accurate record of the proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. If no secretary is appointed, the clerk shall also keep an accurate record of the proceedings of all meetings of the board of directors. In the absence of the clerk at any meeting of the stockholders, or of the board of directors if no secretary is appointed, the proceedings of such meeting shall be recorded by an assistant clerk, or if there be none or he is absent, by a temporary clerk chosen at the meeting. The clerk and any such assistant or temporary clerk shall be sworn.

Section 4. Secretary. If a secretary is appointed, he shall keep accurate minutes of all meetings of the board of directors, and in his absence from any such meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary, chosen at the meeting, shall record the proceedings thereof.

Section 5. Treasurer. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts and other obligations payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept accurate books of account, which shall be the property of the corporation.
If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

Section 6. Removals. The stockholders may, at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote, remove from office the treasurer, clerk or any director, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, as fixed by the stockholders, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

Section 7. Vacancies. If the office of any director or of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors or the remaining directors, though less than a quorum, may, unless such vacancy, if in the office of the treasurer, clerk or director, shall have been filled by the stockholders, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of
Section 6 of this Article. The stockholders may at any time fill any and all vacancies arising in the office of directors, treasurer or clerk.

	ARTICLE IV

	CAPITAL STOCK


Section 1.  Shares Represented by Certificates and Uncertificated Shares.
The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him, in such form as shall in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation.

Section 2. Transfer Books. The treasurer or such agent or agents as may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock, and a register of all the stockholders, their addresses, and the number of shares held by each, in books provided for that purpose.

The board of directors may fix in advance a time, no more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date, the board of directors may for any of such purposes close the transfer books for all or any part of such sixty-day period.

Section 3. Transfer of Shares. Title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4. Loss of Certificates. In case of the alleged loss or destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board of directors may prescribe.


	ARTICLE V

	INDEMNIFICATION

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

As used in this Article:

(i) The term "officer" includes (a) persons who serve at the written request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii) An "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

(iii) A "change in control" occurs when: (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

(iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the initial board of directors of the corporation as voted by the incorporators of the corporation, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director or officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.


	ARTICLE VI

	SEAL


The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "National Grid Transmission Services Corporation" and "2000 - Massachusetts" cut or engraved thereon.




	ARTICLE VII

	EXECUTION OF PAPERS
Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted, endorsed or released by the corporation, shall be signed by any officer of the corporation.


	ARTICLE VIII

	FISCAL YEAR


Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the last day of March.


	ARTICLE IX

	AMENDMENTS


These by-laws may be amended, altered or repealed at any meeting of the stockholders (or, prior to the issue of the initial capital stock, at any meeting of the incorporators), provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting. These may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Article IX, and except that the directors shall not take any action unless permitted by law.

Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.

The provisions of this Article shall not apply with respect to any act or omission occurring prior to February 1, 1988. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.



Exhibit B.14.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

NEES Communications, Inc. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.15.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

NEES Energy, Inc. filed with the Secretary of The Commonwealth of
Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.16.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

NEES Telecommunications Corp. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 5, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.18.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

New England Energy Incorporated filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.19.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

New England Hydro Finance Company, Inc. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.21.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

New England Hydro-Transmission Electric Company, Inc. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.


Exhibit B.22.a.

ARTICLES OF AMENDMENT
(General Laws, Chapter 164, Section 8, 8B)

On April 21, 2000, New England Power Company filed with the Secretary of The Commonwealth of Massachusetts Articles of Amendment as follows:

	Articles of Amendment affecting articles numbered Article I of the Articles of Organization were duly adopted at a meeting held on February 25, 2000, by vote of 3,749,896 votes of Shares with general voting rights of 3,765,568 of such shares being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Existing Classes of Preferred Stock		Change in Total Authorized Class
							Of Preferred Stock

6% Preferred Stock					6% Preferred Stock
80,140 shares $100 par value				80,140 shares $100 par value

Dividend Series Preferred Stock			Dividend Series Preferred
Stock
2,262,500 shares $100 par value			0 shares

Preferred Stock Cumulative				Preferred Stock Cumulative
6,879,440 shares $25 par value			0 shares

Existing Common Stock				No Change in Total Common

6,449,896 shares $20 par value			6,449,896 shares $20 par
value

Amendment to the Company's Articles of Organization.

VOTED:	That the preface for Article I of the Company's Articles of
Organization be amended to read as follows:

	The capital stock of the corporation shall consist of common stock of the par value of $20 a share, and the 6% Cumulative Preferred Stock of the par value of $100 a share, having the preferences, voting rights, restrictions and qualifications as follows:

		and further:

	That Article I, Sections 2, 3, 4, and 5 of said Articles of Organization be deleted in their entirety.

Reduction of Capital Stock.

VOTED:	That the capital stock of the Company be decreased by 2,262,500 shares of Dividend Series Preferred Stock of a par value of $100 per share and by 6,879,440 shares of Preferred Stock-Cumulative of a par value of $25 per share.


CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

On May 1, 2000, New England Power Company filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End changing the company's fiscal year to the last day of the month of March.


ARTICLES OF MERGER
(General Laws, Chapter 164, Section 96, 102A)

	As of May 1, 2000, Montaup Electric Company and New England Power Company, the constituent corporations, merged into New England Power Company. The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1.	An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 164, Section 96, 102A, and will be kept as provided by Section 102A thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2.	The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

3.	The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger: None.


						Exhibit B.22.b

As amended April 19, 2000


	BY-LAWS
	OF
	NEW ENGLAND POWER COMPANY


	ARTICLE 1.

	Classes of Capital Stock.

The capital stock of the corporation shall consist of common stock of the par value of $20 a share, and the 6% Cumulative Preferred Stock of the par value of $100 a share, having the preferences, voting rights, restrictions and qualifications as follows:

Section 1.	6% Cumulative Preferred Stock and Common Stock.  (Whenever
in this Section 1 reference is made to "preferred" or "preferred stock", it shall be deemed to be a reference to the 6% Cumulative Preferred Stock unless expressly provided otherwise.)

At every meeting of the stockholders every holder of shares of stock, whether preferred or common, shall be entitled to one vote either in person or by proxy for every such share registered in his name. The holders of the preferred stock shall be entitled to receive or to have set apart, out of the surplus or net profits of the corporation, as and when declared by the board of directors, a dividend at the rate of, but never exceeding, six per centum per annum, cumulative, on all such preferred stock outstanding at the time, which dividend shall be payable yearly, half-yearly or quarterly as the board of directors may, from time to time, fix and determine, and before any dividend shall be set apart for or paid on the common stock. Whenever a dividend is declared or paid on the preferred stock and all prior dividends on the outstanding shares of such stock shall have been paid or set apart, the board of directors may, if in its judgment, the surplus or net profits, after deducting the amount of dividends to accrue on the said outstanding preferred stock during the current year, shall be sufficient for such purpose, then or thereafter declare and pay dividends on the common stock payable yearly, half-yearly or quarterly, and payable then or thereafter out of any remaining surplus or net profits of the year then current or last past and of any previous year in which full dividends shall have been paid on the preferred stock. In case of a liquidation or dissolution or winding up (whether voluntary or involuntary) of the corporation, the holders of the preferred stock shall receive cash to the amount of the par value of such preferred stock, together with all accrued and unpaid dividends thereon (but no more), before any payment is made to the holders of the common stock, and the holders of the common stock shall be solely entitled to the entire assets of the corporation or the proceeds thereof, remaining after the payment in full, at its par value, of the preferred stock then outstanding, together with all dividends thereon accrued and unpaid. But dividends shall not cumulate upon any preferred shares for any period during which the same were not outstanding preferred shares of the corporation. If the corporation at any time increases its capital stock, and the new or additional shares are required by law to be offered proportionately to its stockholders, the holders of all classes of preferred stock only shall be entitle to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.


	ARTICLE II.

	Stock Certificates and Transfers.

Section 1.	Certificates.  Each stockholder shall be entitled to a
certificate of the capital stock of the corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificate shall be signed by the president or a vice-president and by the treasurer or an assistant treasurer, and shall bear the seal of the corporation; provided, however, that when any such certificate is signed by a transfer agent and by a registrar and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the signature of the president or a vice-president or of the treasurer or an assistant treasurer of the corporation, or both such signatures, or the seal of the corporation, or either or both of such signatures and such seal, upon such certificate may be facsimile, and such certificate shall be as valid and effectual for all purposes as if signed by such officer or officers, or sealed with the seal of the corporation, as the case may be.
The fact that a person signing has ceased to be an officer shall not invalidate any such certificate.

Section 2.	Transfer Books.  The Treasurer or such agent or agents as
may be employed by the treasurer with the approval of the board of directors shall keep the stock and transfer books of the corporation and a record of all certificates of stock issued and of all transfers of stock and a register of all the stockholders, their addresses and the number of shares held by each. The board of directors may fix in advance a time, not more than thirty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the board of directors may for any of such purposes close the transfer books for all or any part of such thirty-day period.

Section 3.	Transfer of Shares.  Subject to the restrictions, if any,
imposed by the agreement of association, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power or attorney to sell, assign or transfer the same or the share represented thereby, properly executed; but the person registered on the books of the corporation as the owner of shards shall have the exclusive right to receive dividends thereon and to vote thereon as such owner and, except only as may be required by law, may in all respects be treated by the corporation as the exclusive owner thereof.

It shall be the duty of each stockholder to notify the corporation of his post office address.

Section 4.	Loss of Certificates.  In case of the alleged loss or
destruction, or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such reasonable terms as the board or directors may prescribe.


	ARTICLE III.
	Stockholders.

Section 1.	Annual Meeting.  The annual meeting of stockholders
generally entitled to vote shall be held on the third Wednesday of April in each year, if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding full business day not a legal holiday. Annual meetings of stockholders shall be held at the office of the corporation in the Town of Westborough, Massachusetts, or at such other place in Massachusetts as the president or a majority of the directors may designate. Purposes for which annual meetings are to be held additional to those prescribed by law, by the agreement of association and by these by-laws may be specified by the board of directors or by writing signed by the president or by a majority of the directors or by stockholders who hold at least one-tenth of the aggregated par value of the capital stock entitled to vote at the meeting. If any such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at said annual meeting.

Section 2.	Special Meetings.  Special meetings of the stockholders may
be called to be held anywhere in Massachusetts by the president or by a majority of the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer of the corporation, upon written application of stockholders who hold at least one-tenth of the aggregate par value of the capital stock entitled to vote at the meeting, stating the time, place and purpose of the meeting.

Section 3.	Notice of Meetings. A written or printed notice of each
meeting of stockholders, stating the place, day and hour thereof and the purpose for which the meeting is called, shall be given by the clerk, at least seven days before such meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. In the absence or disability of the clerk, such notice may be given by a person designated either by the clerk or by the person or persons calling the meeting or by the board of directors. No notice of the time, place or purpose of any regular or special meeting of the stockholders shall be required if every stockholder entitled to notice thereof is present in person or is represented at the meeting by proxy or if every such stockholder, or his attorney thereunto authorized, by a writing which is filed with the records of the meeting, waives such notice.

Section 4.	Quorum.  At any meeting of the stockholders, a majority in
interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further action. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the agreement of association or by these by-laws, decide any question brought before such meeting.

Section 5.	Proxies and Voting.  Stockholders may vote either in person
or by proxy in writing dated not more than six (6) months before the meeting named therein, which shall be filed with the clerk of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


	ARTICLE IV.

	Directors.

Section 1.	Powers.  The board of directors shall have, and may
exercise, all the powers of the corporation, except such as are conferred upon the stockholders by law, by the agreement of association and by these by-laws.

Section 2.	Election.  A board of not less than three directors shall
be chosen by ballot at the annual meeting of the stockholders or at the special meeting held in lieu thereof. The number of directors for each corporate year shall be fixed by vote at the meeting at which they are elected, provided that the board of directors may otherwise fix the number of directors at a number no less than three nor more than eleven until the next
annual meeting or special meeting in lieu of such annual meeting.   Any
vacancies so created may be filled pursuant to the provisions of Article IV,
Section 6 hereof. No director need be a stockholder. Subject to law, to the articles of organization, and to the other provisions of these by-laws, each director shall hold office until the next annual meeting of the stockholders electing such director and until his successor is chosen and qualified.

Section 3.	Regular Meeting.  Regular meetings of the board of
directors may be held at such places and at such times as the board may by vote from time to time determine, and if so determined, no notice thereof need be given. A regular meeting of the board of directors may be held without notice immediately after, and at the same place as the annual meeting of the stockholders, or the special meeting of the stockholders held in place of such annual meeting.


Section 4.	Special Meetings.  Special meetings of the board of
directors may be held at any time and at any place when called by the president, treasurer or two or more directors, reasonable notice thereof being given to each director, or at any time without call or formal notice, provided all the directors are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a director to send notice by mail or telegram at least forty-eight hours before the meeting addressed to him as his usual or last known business or residence address.

Section 5.	Quorum.   A majority of the board of directors shall
constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

Section 6.	Vacancies.  If the office of any director, one or more,
elected by the stockholders generally entitled to vote, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors so elected, though less than a quorum, may, unless such vacancy shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term.

Section 7.	Committees:  The board of directors may, by vote of a
majority of the directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those that by law, the articles of organization or these by-laws they are prohibited from delegating to such committee. Except as otherwise provided in these by-laws or as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided in these by-laws, by the directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the directors. Except as otherwise provided in these by-laws, the board of directors shall have the power at any time to fill vacancies in any such committee, to change its membership, the powers delegated thereto, or to discharge the committee.

	ARTICLE IV-A.

	Special Nuclear Committee.

Section 1.	Establishment of Committee; Membership.  The board of
directors shall establish a Special Nuclear Committee. The members of the Special Nuclear Committee shall be elected by the board of directors from their number. The corporation shall immediately inform the Nuclear Regulatory Commission of any change in the membership of the Special Nuclear Committee. The membership of the Special Nuclear Committee shall consist of three directors, or such larger number as the board of directors, from time to time, shall determine. No director may serve on the Special Nuclear Committee unless such director is a citizen of the United States of America. A majority of the members of the Special Nuclear Committee shall at all times be made up of directors ("Independent Directors") who are not current or former employees of the corporation or of any other affiliated entity (a) that owns, directly or indirectly through one or more subsidiaries, a majority of the outstanding capital stock of the corporation, (b) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by the corporation, or (c) a majority of the outstanding equity securities of which is owned, directly or indirectly through one or more subsidiaries, by any entity referred to in clause (a) of this Section 1.

Section 2.	Term; Removal.  Each member of the Special Nuclear
Committee shall serve for a term commencing on the date of election to the Special Nuclear Committee and ending at the next annual meeting of stockholders or special meeting held in lieu thereof. Notwithstanding the right of the stockholders to remove directors as provided in Article IV,
Section 2 of these by-laws, during any director's term as a member of the Special Nuclear Committee, such member shall not be removed except for willful and continued failure by such member to substantially perform his or her duties to the corporation in accordance with these by-laws, or such member's conviction of fraud, embezzlement, theft or other criminal conduct involving a felony.

Section 3.	Regular Meetings.  Regular meetings of the Special Nuclear
Committee may be held at such places and at such times as the members of the Special Nuclear Committee may by vote from time to time determine, and if so determined, no notice thereof need be given.

Section 4.	Special Meetings.  Special meetings of the Special Nuclear
Committee may be held at any time and at any place when called by two or more members of the Special Nuclear Committee, reasonable notice thereof being given to each member of the Special Nuclear Committee, or at any time without call or formal notice, provided all the members of the Special Nuclear Committee are present or waive notice thereof by a writing which is filed with the records of the meeting. In any case it shall be deemed sufficient notice to a member of the Special Nuclear Committee to send notice by mail or telegram at least forty-eight hours before the meeting addressed to such member at his or her usual or last known business or residence address.

Section 5.	Quorum.  A majority of the members of the Special Nuclear
Committee shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. Except as otherwise provided, when a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

Section 6.	Vacancies.  If the office of any member of the Special
Nuclear Committee, one or more, elected by the board of directors pursuant to
Section 1 of this Article IV-A, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining members of the Special Nuclear Committee, though less than a quorum, may, unless such vacancy shall have been filled by the board of directors, choose by a majority vote of their entire number, a successor or successors from among the members of the board of directors who are citizens of the United States of America, who shall hold office for the unexpired term. Such successors shall be chosen in such a manner to ensure that, after giving effect to their selection, a majority of the members of the Special Nuclear Committee are Independent Directors, as such term is defined in Section 1 of this Article IV-A.
Section 7.	Nuclear Authority Delegated to Special Nuclear Committee.
Except as otherwise provided in Section 8 of this Article IV-A, the Special Nuclear Committee shall have sole discretion and decision-making authority on behalf of the corporation as to all matters involving any interests that the corporation may hold, now or in the future, in any nuclear power facility, whether such ownership interest is direct or indirect. Without limiting the generality of the foregoing, the Special Nuclear Committee shall, except as otherwise provided in Section 8 of this Article IV-A, have sole decision-making authority with respect to all matters relating to the operation, maintenance, contribution of capital, decommissioning, and fuel cycle matters with respect to all such nuclear power facilities. The Special Nuclear Committee shall report to the board of directors on a quarterly basis with respect to its activities, but such reports shall be for informational purposes only, and any powers that the board of directors generally might otherwise have with respect to any such matters are, except as otherwise provided in this Article IV-A, permanently and irrevocably delegated to the Special Nuclear Committee.

Section 8.	Certain Decisions Reserved to Board of Directors.
Notwithstanding Section 7 of this Article IV-A, after consultation with the Special Nuclear Committee, the board of directors shall have, with respect to any nuclear power facility in which the corporation has a direct or indirect interest, the following rights:

(a) The right to vote as to whether or not to close any such nuclear facility and begin decommissioning, and to vote as to whether to seek relicensing of such facility (once the joint owners of a nuclear unit have made a decision to decommission or restart such unit, the decision-making process to then reside with the Special Nuclear Committee to provide the corporation's inputs to the joint owners regarding the details of implementing such decision); and

(b) The right to determine to sell, lease or otherwise dispose of the corporation's interest in any such facility.

Section 9.	Access to Restricted Information.  To the extent that the
corporation, by virtue of its ownership of any direct or indirect interest in any nuclear power facility, obtains any so-called "Restricted Data" as to which access is restricted pursuant to the provisions of the Atomic Energy Act of 1954, as amended, or any rules, regulations or orders of the Nuclear Regulatory Commission, access to any such information shall be limited solely to the members of the Special Nuclear Committee, and the members of the Special Nuclear Committee shall not, without the permission of the Nuclear Regulatory Commission, reveal any such information to any foreign citizen or other person with whom it shall be unlawful to share any such information.

Section 10.	Report of Foreign Influence; Whistle Blower Protections.
In the event that any member of the Special Nuclear Committee believes that any action by a foreign citizen is designed to influence such member's behavior with respect to any nuclear power facility to the detriment of the national interest of the United States of America, such member is authorized and directed to report such behavior to the Nuclear Regulatory Commission. The corporation hereby extends to each member of the Special Nuclear Committee the full protection afforded by the so-called "whistle blower" regulations of the Nuclear Regulatory Commission as codified at 10 C.F.R. ?50.7, and agrees that the phrase "protected activity" used therein shall include, with respect to each member of the Special Nuclear Committee, any action or decision made by any such member pursuant to this Article IV-A of these by-laws, including any votes cast by any such member.

Section 11.	Amendments to By-law Provisions Relating to Special Nuclear
Committee.   Notwithstanding Article IX of these by-laws, the provisions of this Article IV-A shall not, without the prior consent of the Director of Nuclear Reactor Regulation of the Nuclear Regulatory Commission, be amended or repealed unless and until (a) the provisions of the Atomic Energy Act of 1954, as amended, or the applicable regulations thereunder, are amended such as to remove the current provisions thereof restricting foreign ownership of nuclear power facilities, or (b) the corporation shall, with the consent of the Nuclear Regulatory Commission, have disposed of all of its interests in any nuclear power facilities. In the event that either such condition shall have been met, the corporation shall, prior to amending or repealing the provisions of this Article IV-A, notify the Nuclear Regulatory Commission of its intent to effect such amendment or repeal.

	ARTICLE V.

	Officers.

Section 1.	Election and Appointment.  The officers shall be a
president, a clerk, a treasurer and such other officers and agents as the board of directors may in their discretion appoint. The treasurer and the clerk shall be chosen by ballot at the annual meeting of the stockholders generally entitled to vote. The president shall be elected annually by the board of directors after its election by the stockholders. So long as the corporation is a licensee of Millstone Unit No. 3 or of Seabrook Unit No. 1, all officers shall be citizens of the United States. The president shall be a director. The clerk shall be a resident of Massachusetts. So far as is permitted by law, any two or more offices may be filled by the same person. Subject to law, to the articles of organization and to the other provisions of these by-laws, the treasurer and clerk shall each hold office until the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified, the president shall hold office until the first meeting of directors after the next annual meeting of stockholders generally entitled to vote and until his successor is chosen and qualified and the other officers and agents shall hold office during the pleasure of the board of directors or for such term as the board of directors shall prescribe. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth such duties and powers as are commonly incident to his office, and such duties and powers as the board of directors shall from time to time designate.

Section 2.	President.  Except as otherwise determined by the board of
directors, the president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors at which he is present. The president shall have custody of the treasurer's bond.


Section 3.	Clerk.  The clerk shall keep an accurate record of the
proceedings of all meetings of the stockholders in books provided for the purpose, which books shall be kept at the principal office of the corporation and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk at any such meeting, a temporary clerk shall be chosen, who shall record the proceedings of such meeting in the aforesaid books. The clerk and such temporary clerk shall be sworn.

If no secretary is appointed, the clerk shall also keep accurate minutes of all meetings of the board of directors and in his absence from any such meeting a temporary clerk shall be chosen, who shall be sworn and shall record the proceedings of such meeting.

Section 4.	Secretary.  If a secretary is appointed, he shall keep
accurate minutes of all meetings of the board of directors, and in his absence from any such meeting a temporary secretary shall record the proceedings thereof.

Section 5.	Treasurer.  The treasurer shall, subject to the direction
and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, except his own bond, and he shall have power to endorse for deposit or collection all notes, checks, drafts, etc., payable to the corporation or its order, and to accept drafts on behalf of the corporation. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the corporation. If required by the board of directors he shall give bond for the faithful performance of his duty in such form, in such sum, and with such sureties as the board of directors shall require.

Any assistant treasurer shall have such powers as the board of directors shall from time to time designate.

Section 6.	Removals.  The stockholders generally entitled to vote may,
at any special meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and generally entitled to vote, remove from office the treasurer, clerk or any director elected by the stockholders generally entitled to vote, and elect his successor. The board of directors may likewise, by vote of a majority of their entire number, remove from office any officer or agent of the corporation; provided, however, that the board of directors may remove the treasurer or clerk for cause only.

Section 7.	Vacancies.  If the office of any officer or agent, one or
more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, unless such vacancy, if in the office of the treasurer or clerk, shall have been filled by the stockholders generally entitled to vote, choose by a majority vote of their entire number, a successor or successors, who shall hold office for the unexpired term, subject to the provisions of Section 6 of this Article V.



	ARTICLE V-A

	Liability and Indemnification.

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except with respect to any matter as to which such liability shall have been imposed (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter one hundred and fifty-six B of the General Laws of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.

The corporation shall indemnify each of its directors and officers against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, including but not limited to derivative suits (to the extent permitted by law), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been a director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or, to the extent that such matter relates to service with respect to any employee benefit plan, as in the best interests of the participants or beneficiaries of such plan. As to any matter disposed of by a compromise payment by a director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, if no change in control has occurred (a) by a disinterested majority of the directors then in office, (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or (c) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested director or officer or, if a change in control shall have occurred, by an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

Expenses incurred with respect to the defense or disposition of any action, suit or proceeding heretofore referred to in this Article shall be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification, which undertaking shall be accepted without reference to the financial ability of the recipient to make such repayment. If in an action, suit or proceeding brought by or in right of the corporation, a director is held not liable, whether because relieved of liability under the first paragraph of this Article or otherwise, he shall be deemed to have been entitled to indemnification for expenses incurred in defense of said action, suit or proceeding.

(i) The term "officer" includes (a) persons who serve at the request of the corporation as directors, officers, or trustees of another organization and (b) employees of the corporation and its affiliates who serve in any capacity with respect to benefit plans for the corporation's employees.

(ii) An "interested director" or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

(iii) A "change in control" occurs when (a) any individual, corporation, association, partnership, joint venture, trust or other entity or association thereof acting in concert (excluding any employee benefit plan, dividend reinvestment plan or similar plan of the corporation, or any trustee thereof acting in such capacity) acquires more than 20% of the corporation's outstanding stock having general voting rights or more than 20% of the common shares of any entity owning more than 50% of the corporation's outstanding stock having general voting rights, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of such outstanding stock or shares to acquire stock or shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the continuing directors; or (b) continuing directors cease to constitute a majority of the board.

(iv) The term "continuing director" shall mean any director of the corporation who (a) was a member of the board of directors of the corporation on the later of January 1, 1987, or the date the director or officer seeking indemnification first became such, or (b) was recommended for his initial term of office by a majority of continuing directors in office at the time of such recommendation.

Nothing contained in this Article shall (i) limit the power of the corporation to indemnify employees and agents of the corporation or its subsidiaries other than directors and officers on any terms it deems appropriate not prohibited by law, (ii) limit the power of the corporation to indemnify directors and officers for expenses incurred in suits, actions, or other proceedings initiated by such director of officer or (iii) affect any rights to indemnification to which corporation personnel other than directors and officers may be entitled by contract or otherwise. The rights provided in this Article shall not be exclusive of or affect any other right to which any director or officer may be entitled and such rights shall inure to the benefit of its or his successors, heirs, executors, administrators and other legal representatives. Such other rights shall include all powers, immunities and rights of reimbursement allowable under the laws of The Commonwealth of Massachusetts.

The provisions of this Article shall not apply with respect to any act or omission occurring prior to June 25, 1987. No amendment to or repeal of this Article shall apply to or have any effect upon the liability, exoneration or indemnification of any director or officer for or with respect to any acts or omissions of the director or officer occurring prior to such amendment or repeal.

	ARTICLE VI.

	Seal.

The seal of the corporation shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the words "New England Power Company Massachusetts" on the periphery, and the words "Corporate Seal Consolidated 1916" within the circle, cut or engraved thereon.


	ARTICLE VII.

	Execution of Papers.

Except as the board of directors may generally or in particular cases authorized the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation, shall be signed by the president, any vice-president, the treasurer or any assistant treasurer.


	ARTICLE VIII.

	Fiscal Year.


Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall be the calendar year.


	ARTICLE IX.

	Amendments.

Subject to the provisions of law and of Article IV-A, Section 11, these by-laws may be amended, altered or repealed by a vote of a majority of the outstanding capital stock generally entitled to vote at any meeting of such stockholders, provided notice of the proposed amendment, alteration or repeal is given in the notice of said meeting.




Exhibit B.23.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

NEWHC, Inc. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 5, 2000, changing the company's fiscal year to the last day of the month of March.



Exhibit B.25.a.

CERTIFICATE OF CHANGE OF FISCAL YEAR END
(General Laws, Chapter 156B, Section 38A)

Wayfinder Group, Inc. filed with the Secretary of The Commonwealth of Massachusetts a Certificate of Change of Fiscal Year End, dated April 3, 2000, changing the company's fiscal year to the last day of the month of March.




Exhibit D

NATIONAL GRID GENERAL PARTNERSHIP AND
AFFILIATED U.S. CORPORATIONS

FORM OF

FEDERAL AND STATE INCOME TAX ALLOCATION AGREEMENT
--------------------------------------------------

This agreement made as of December 28, 2000, among National Grid
General Partnership, a Delaware general partnership ("GP"); National Grid US LLC, a Delaware limited liability company ("NGUSLLC"); National Grid USA, a Delaware corporation; New England Power Company, a Massachusetts corporation ("NEP"); Massachusetts Electric Company, a Massachusetts corporation ("Mass Electric"), The Narragansett Electric Company, a Rhode Island corporation ("Narragansett"); Granite State Electric Company, a New Hampshire corporation ("Granite"); Nantucket Electric Company, a Massachusetts corporation ("Nantucket"); New England Electric Transmission Corporation, a New Hampshire corporation ("NEET"); New England Hydro-Transmission Corporation, a New Hampshire corporation ("NEHTC"); New England Hydro-Transmission Electric Company, Inc., a Massachusetts corporation ("NEHTEC"); New England Hydro Finance Company, Inc., a Massachusetts corporation ("NEHF"); AllEnergy Fuels Corporation, a Delaware corporation ("AllEnergy"); Wayfinder Group, Inc., a Massachusetts corporation ("Wayfinder"); NEES Energy, Inc., a Massachusetts corporation ("NEES Energy"); Granite State Energy, Inc., a New Hampshire corporation ("Granite State Energy"), NEWHC, Inc., a Massachusetts corporation ("NEWHC"); National Grid USA Service Company, Inc., a Massachusetts corporation ("NG Service"), NEES Communications, Inc., a Massachusetts corporation ("NEESCom"); NEES Telecommunications Corp., a Massachusetts corporation ("NEES Telecom") New England Energy, Incorporated, a Massachusetts corporation ("NEEI"), EUA Cogenex Corporation ("EUACC"), EUA Energy Investment Corporation ("EUAEIC"), EUA Cogenex West Corporation ("EUACW"), Northeast Energy Management, Inc. ("NEM"), EUA Bioten, Inc. ("EUAB") Energy Holdings Corporation, a Delaware Corporation (EHC) and National Grid Transmission Services Corporation ("NGTSC") (each a "Member").

W I T N E S S E T H  T H A T:

WHEREAS, the term "Affiliates" as used herein shall be deemed to refer to National Grid USA, NEP, Mass Electric, Narragansett, Granite, Nantucket, NEET, Wayfinder, NEES Energy, ALLEnergy, Granite State Energy, NEWHC, NG Service, NEESCom, NEES Telecom, NEEI, EUACC, EUAEIC, EUACW, NEM, EUAB, EHC and NGTSC. The Affiliates together with GP and NGUSLLC, as a collective taxpaying unit, is sometimes referred to as the "Group" and

WHEREAS, GP owns directly or indirectly at least 80 percent of the issued and outstanding shares of each class of voting common stock of each of the Affiliates and at least 80 percent of the total value of the stock of each of the Affiliates; each of GP and the Affiliates is a member of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1954, as amended (the "Code"), of which GP is the common parent; and the Group presently participates in the filing of a consolidated income tax return.

WHEREAS, NGUSLLC is a wholly-owned direct subsidiary of GP formed to accept and make payments under this agreement.

WHEREAS, GP owns directly or indirectly less than 80 percent of the total voting power of each of NEHTC, NEHTEC and NEHF (the "Hydro Group") or less than 80 percent of the total value of the stock of each of NEHTC, NEHTEC and NEHF, but files certain unitary state tax returns with the Hydro Group,

GP, NGUSLLC, the Affiliates and the Hydro Group agree to allocate tax liability as follows:

I.	Allocation shall be made in accordance with Treasury Regulation
Sections 1.1552-1(a)(1) and 1.1502-33(d)(3).

	A.	General Rule

	Step 1 - The federal consolidated tax liability of the Group (not including any liability for alternative minimum tax) shall be apportioned among the Members of the Group in the ratio that each Member's separate taxable income bears to the sum of the separate taxable incomes of all Members having taxable income.

	Step 2 - An additional liability amount will be allocated to Members of the Group equal to 100% of the excess of the Member's separate tax liability over the consolidated tax liability of the Group allocated to the Member under Step 1.

	Step 3 - The total of the amounts allocated under Step 2 is credited pursuant to a consistent method to those Members of the Group who had losses, credits or other net tax benefits included in the consolidated return, (referred to as "corporate tax benefits") as follows, except that for the purposes of this Step 3, GP shall be deemed to have corporate tax benefits only with regard to that portion of its losses, credits or other tax benefits that arise from taking into account items attributable to acquisition related debt.

(a)	If all corporate tax benefits reduce the amount of tax due in the consolidated return of the Group, each Member of the Group having corporate tax benefits will be allocated the value thereof. The value of net operating losses shall generally be determined by applying the then current corporate income tax rate to the amount of the loss, and the value of a credit shall generally equal 100% of the credit utilized.

(b)	If the total of the corporate tax benefits is greater than the total reduction in the consolidated tax of the Group, then the benefits arising from the inclusion of negative taxable incomes in the consolidated return shall be recognized and paid prior to the benefits arising from credits or other benefits.

(c)	If the corporate tax benefits attributable to Members of the
Group with negative taxable incomes are not absorbed in the consolidated return, the benefit allocated to each such Member of the Group shall be in proportion to their respective negative taxable incomes.

(d)	If the corporate tax benefits attributable to credits or other net tax benefits are not fully applied in the consolidated return of the Group, the benefits arising from credits shall be recognized and paid prior to the benefits arising from other benefits.

(e)	If the corporate tax benefits attributable to Members of the
Group with credits are not absorbed in the consolidated return of the Group, the benefit allocated to each Member company shall be in proportion to their respective credits.

(f)	If the corporate tax benefits attributable to Members of the
Group with other benefits are not absorbed in the consolidated return of the Group, the benefit allocated to each Member company shall be in proportion to their respective other benefits.

	Step 4 - If the total consolidated tax liability results in an alternative minimum tax ("AMT") liability, as imposed by Internal Revenue Code section 55(a), then any consolidated AMT will be allocated to the Members of the Group based upon their proportionate amounts of separate alternative minimum tax.

	Step 5 - If the total consolidated return liability results in consolidated minimum tax credit utilization, the consolidated minimum tax credit shall be tentatively allocated to each company participating in the consolidated return in an amount equal to the lesser of (1) each company's separate Minimum Tax Credit Carryforward or (2) the excess of such company's allocated regular tax over its separate alternative minimum tax ("AMT"). Minimum Tax Credit Carryforward for this purpose is the sum of the annual amounts of consolidated AMT allocated to a company in prior years less the sum of the consolidated minimum tax credits allocated to that company in prior years. If the total of such tentative allocations exceeds the consolidated minimum tax credit utilized in the current taxable year, then the difference between the total of the tentative allocations and the consolidated minimum tax credit utilized for the taxable year shall be allocated as a negative amount to each company in proportion to that company's tentative allocation to the combined total of all such amounts. If the total of the tentative allocations is less than the consolidated minimum tax credit utilized, the difference between the consolidated minimum tax credit utilization and the total of the tentative allocations shall be allocated to each company in proportion to that company's remaining Minimum Tax Credit Carryforward to the combined total of such carryforwards. The consolidated minimum tax credit allocated to each company for the taxable year will equal the sum of the amounts allocated in the two step computation.

	Step 6 - Under no circumstances shall the amount of tax or other liability allocated to a Member under this Agreement exceed its separate tax liability.

	Step 7 - Reimbursement - Each Member of the Group shall pay its apportioned share of the consolidated tax liability (including its apportioned share of consolidated alternative minimum tax) along with any additional amount determined under Step 2 to NGUSLLC within 90 days after the filing of the consolidated tax return or such later date specified by NGUSLLC. NGUSLLC shall forward to GP an amount equal to any unpaid consolidated tax liability, and shall distribute any unpaid amounts determined under Step 3 to the appropriate Member of the Group no later than 90 days after the filing of the consolidated tax return. Within 30 days of each quarterly payment date for estimated taxes or such later date specified by NGUSLLC, each Member of the Group shall pay to NGUSLLC an estimate of the amounts due to NGUSLLC under Steps 1 and 2 above. On each quarterly payment date for estimated taxes or the statutory due date of the consolidated tax return, NGUSLLC shall forward to GP the estimate of the amounts due under Step 1, and shortly after shall distribute an estimate of the amounts due under Step 3 to appropriate members of the Group. Any amounts paid in any year shall reduce the final amounts payable as set forth above, and any balance due shall be promptly refunded.

	B.	Unused Corporate Tax Benefits

	A Member of the Group that is entitled to payment for a corporate tax benefit, but does not receive such payment because of the rules in Step 3 shall retain such right for the future to the extent that such benefit can be applied against the consolidated tax liability. Uncompensated corporate tax benefits arising from negative taxable income shall have priority over the benefits attributable to excess tax credits.

	C.	NEET Rule

	Notwithstanding any other provisions herein, NEET shall be paid, in lieu of any payments for its corporate tax credits, the amount, if any, by which the consolidated tax liability determined without the inclusion of NEET in the consolidated return exceeds the actual consolidated tax liability, all in accordance with the Phase I Terminal Facility Support Agreement, dated as of December 1, 1981, and amended as of June 1, 1982, November 1, 1982 and January 1, 1986.

	D.	Tax Adjustments

	In the event of any adjustments to the tax returns of any of the Members of the Group filed (by reason of an amended return, a claim for refund or an audit by the Internal Revenue Service), the liability, if any, of each of the Members of the Group under Section A shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and payments between NGUSLLC and the appropriate Members of the Group shall be made within 120 days after any such payments are made or refunds are received, or, in the case of contested proceedings, within 120 days after a final determination of the contest. Interest and penalties, if any, attributable to such an adjustment shall be paid by each Member of the Group to NGUSLLC in proportion to the increase in such Member's separate return tax liability computed under Section A of this Agreement that is required to be paid to NGUSLLC. In any situation in which the Group's tax liability is adjusted by a revenue agent's report or a court settlement and an item-by-item modification is not made, the Group shall consult its accountants for assistance in determining a fair allocation of the adjusted liability. Adjustments to the payments between NGUSLLC and GP shall be made consistent with any other adjustments under this paragraph.

II.	Allocation Procedures for State Income Tax Liabilities

	A.	Massachusetts Combined Returns

	The combined state tax liability shall be allocated to each company participating in the combined return in proportion to the state taxable income, whether positive or negative, of each such company. For this purpose, state taxable income is determined after application of each company's separate apportionment percentage and net operating loss deduction. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those companies with corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

	B.	New Hampshire Unitary Business Profits Returns

	The combined unitary business profits tax liability shall be allocated to each company included in the unitary return in accordance with the following principles:

1.	NEET and Hydro Group will be allocated a total business profits tax liability equal to the difference in the combined business profits taxes, before reduction for any franchise tax credit or other tax credits, computed with and without the inclusion of such companies as a group. The business profits tax of NEET and the Hydro Group shall be allocated first to NEET in an amount equal to the difference in the combined unitary tax computed with and without its inclusion, with the balance, if any, assigned to NEHTC.

2.	The balance of the combined unitary tax, before reduction for any franchise tax credit or other tax credits, shall be allocated to the remaining companies in proportion to each company's separate company business profits tax to the combined total of such separate company taxes. Any franchise tax credit or other tax credits available, on a separate company basis, to a particular company in the combined group shall be applied to reduce the combined unitary tax allocated to that particular company.

3.	The excess of any unitary tax credit allowed in the combined return over the amount applied to reduce a particular company's liability, shall be used to reduce the allocated unitary tax liability of the other members in the combined group on a pro rate basis. To the extent a company's allocated unitary tax liability is reduced by application of the franchise tax credit or other tax credits attributable to another member of the group, the amount so reduced shall be paid to such other member.

4.	For purposes of this section IIB, the separate company business profits tax is to be determined only for those companies with tax nexus in New Hampshire and is to be computed by multiplying each such company's separately apportioned state taxable income by the applicable state tax rate. The separate company business profits tax cannot be less than zero.

5.	In the event of any adjustment to the tax returns of the unitary group (by reason of an amended return, a claim for refund or an audit by the New Hampshire Department of Revenue Administration), the liability, if any, of each of the company included in the unitary return shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability. Liability for interest and penalties, if any, attributable to such an adjustment shall be allocated to each company included in the unitary return in proportion to the increase in such company's share of the unitary business profits tax liability. In any situation in which the unitary tax liability is adjusted and an item-by-item modification is not made, the members of the unitary group shall consult their accountants for assistance in determining a fair allocation of the adjusted liability.

	C.	Vermont Consolidated Income Tax Returns

The consolidated corporate income tax liability shall be allocated to each company included in the consolidated return in proportion to the Vermont net taxable income before apportionment, whether positive or negative, of each such company. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. If the total positive tax allocation is less than the total corporate tax credits, the positive allocation shall be paid on a pro rata basis to those companies with corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.


	D.	Connecticut Combined Business Tax Returns

The tax on combined net income shall be allocated to each company participating in the combined return in proportion to the Connecticut net income after apportionment, whether positive or negative, of each such company. The tax on combined minimum tax base shall be allocated to each company in proportion to such company's separate minimum tax base. The tax on the number of companies included in the combined return and the combined return preference tax shall be allocated equally among the companies participating in the return. Those companies with a positive allocation shall pay the amount allocated and those companies with a negative allocation shall receive payment of their corporate tax credits. No company shall be allocated a state tax which is greater than its state tax liability had it filed a separate return.

	E.	Other State Consolidated, Combined or Unitary Returns

The consolidated, combined or unitary tax liability shall be allocated to each company included in a consolidated, combined or unitary income tax return in accordance with the procedures set forth in paragraph IA above. Only companies with tax nexus in a particular state shall be allocated a portion of such state's income tax liability.

III.	Subsidiaries of Affiliates

	If at any time, any of the Affiliates acquires or creates one or more subsidiary corporations that are includible corporations of the Group, they shall be subject to this Agreement and all references to the Affiliates herein shall be interpreted to include such subsidiaries as a group.

IV.	Successors

	This Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto (including but not limited to any successor of GP or any of the Affiliates succeeding to the tax attributes of such corporation under
Section 381 of the Code) to the same extent as if such successor had been an original party to this agreement.

V.	Termination Clause

	This Agreement shall apply to the taxable year ending in 2000, and subsequent taxable years, unless all of the members of the Group agree in writing to terminate the Agreement prior to the end of the taxable year. Notwithstanding any termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.


	IN WITNESS WHEREOF, the duly authorized representatives of the parties have hereunto set their hands.

NATIONAL GRID GENERAL				NANTUCKET
ELECTRIC
PARTNERSHIP
	COMPANY

By         /s/ John G. Cochrane		By      /s/ Cheryl A. LaFleu
      Authorized Tax Officer
	President

NATIONAL GRID USA					THE NARRAGANSETT
ELECTRIC COMPANY

By    /s/ John G. Cochrane            	By    /s/ Cheryl A. LaFleur
           Treasurer
	President

NATIONAL GRID US LLC				NEES
COMMUNICATIONS, INC.

By                                 		By     /s/ Anthony C. Pini


		President

ALLENERGY FUELS COPRORATION			NEES ENERGY, INC.

By          /s/ Marcy L. Reed        	By      /s/ John G. Cochrane
               Treasurer					Treasurer

GRANITE STATE ELECTRIC COMPANY		WAYFINDER GROUP, INC.

By     /s/ Cheryl A. LaFleur    		By      /s/ John G. Cochrane
          President						Treasurer
GRANITE STATE ENERGY, INC.			NEES TELECOMMUNICATIONS

	CORPORATION

By    /s/ John  G. Cochrane        		By      /s/ Anthony C. Pini
            Treasurer						President

MASSACHUSETTS ELECTRIC COMPANY		NATIONAL GRID USA SERVICE

	COMPANY, INC.

By    /s/ Cheryl A. LaFleur           	By     /s/ Frances M. Skypeck
          President					Assistant
Treasurer

NEW ENGLAND ELECTRIC 				NEWHC, INC.
TRANSMISSION CORPORATION

By    /s/ John G. Cochrane         		By      /s/ Anthony C. Pini
           Treasurer						President

NEW ENGLAND ENERGY				NATIONAL GRID
INCORPORATED					TRANSMISSION
SERVICES
		CORPORATION

By    /s/ John G. Cochrane         		By      /s/ Patricia C. Easterly
             Treasurer						Treasurer

NEW ENGLAND HYDRO FINANCE			EUA COGENEX CORPORATION
COMPANY, INC.

By    /s/ John G. Cochrane         		By      /s/ John G. Cochrane
               Treasurer			Vice President and Treasurer

NEW ENGLAND HYDRO-TRANSMISSION		EUA COGENEX WEST
CORPORATION						CORPORATION

By   /s/ John G. Cochrane          		By      /s/ John G. Cochrane
          Treasurer					Vice President
and Treasurer

ENERGY HOLDINGS CORPORATION			EUA ENERGY INVESTMENT
		CORPORATION

By   /s/ John G. Cochrane          		By      /s/ John G. Cochrane
               Treasurer				President and Treasurer

NEW ENGLAND HYDRO-TRANSMISSION		NEW ENGLAND POWER
ELECTRIC COMPANY, INC.				COMPANY

By   /s/ John G. Cochrane          		By      /s/ John G. Cochrane
          Treasurer					Treasurer

EUA BIOTEN, INC.					NORTHEAST ENERGY
		MANAGEMENT, INC.

By  /s/ John G. Cochrane           		By      /s/ John G. Cochrane
        President and Treasurer			Vice President and Treasurer



			Exhibit E


2001
Report on National Grid USA Money Pool
(000's)

Avg.	 Max. 	 Min.	Investment
Company	Invest.	Invest.	Invest.	at 3/31/01
-------	-------	-------	-------	-----------

National Grid USA	$66,623-	$195,600-	$  -0-	$113,775

Massachusetts Electric Co	-0-	-0-	-0-	-0-

New England Power Co.	64,660	248,425	-0-	22,075

The Narragansett Electric Co.	11	2,250	-0-	-0-

Granite State Electric Co.	4,266	7,325	-0-	-0-

Nantucket Electric Co.	1	100	-0-	-0-

National Grid USA Service Co.	35,060	67,575	-0-	26,325

New England Electric Transmission	-0-	-0-	-0-	-0-
   Corporation

New England Energy Incorporated	15,089	21,775	-0-	75

New England Hydro-Transmission	2,479	5,975	-0-	3,300
   Electric Company (NEHTEC)

New England Hydro-Transmission	1,334	4,500	-0-	-0-
   Corporation (NEHTC)

EUA Energy Investment Corporation	1,734	5,700	-0-	4,150





* Note: Incorporated as Intercede 1146 Limited on 31st August 1995; Name changed to NGG Limited on 26th October 1995;
and then to National Grid Holdings Limited on 25th March 1999.











122